UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

LIANBIO
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

LIANBIO

103 Carnegie Center Drive, Suite 309
Princeton, New Jersey 08540
NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS
To Be Held On June 8, 2022
We are pleased to notify you that LianBio will hold the 2022 annual meeting of our shareholders (the “Annual Meeting”) at 8:00 a.m. (Eastern Time) / 8:00 p.m. (China Standard Time) on Wednesday, June 8, 2022, in a virtual meeting format at www.virtualshareholdermeeting.com/LIAN2022 for the following purposes:

1.	To elect by ordinary resolution Tassos Gianakakos and Michael Henderson as Class I directors, each to serve until the 2025 annual meeting of our shareholders, and until his respective successor shall have been duly elected and qualified;

2.	To ratify by ordinary resolution the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and

3.	To transact such other business as may properly come before the Annual Meeting or any continuations, adjournments and postponements thereof.
Our Board of Directors has established April 12, 2022 as the “record date” for the Annual Meeting. Only shareholders of record as of the close of business (Eastern Time) on the record date are entitled to receive notice of, and to attend and to vote at the Annual Meeting or any adjournment thereof. Our proxy materials, including our proxy statement and proxy card, are first being made available to our shareholders on or about April 27, 2022.
The Annual Meeting will be a completely virtual meeting, which will be conducted via webcast. Details regarding how to attend the Annual Meeting online are more fully described in this proxy statement.

Your vote is important to us. Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares as soon as possible. The manner in which you hold your shares will dictate how you can vote:

Shareholders

If you are a shareholder of record of our ordinary shares registered on our Cayman Islands register as of the close of business (Eastern Time) on the record date, you may vote your ordinary shares by submitting your proxy through www.proxyvote.com no later than 11:59 p.m. (Eastern Time) on June 7, 2022. You may also vote over the telephone by calling toll-free 1-800-690-6903 and following the recorded instructions no later than 11:59 p.m. (Eastern Time) on June 7, 2022. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 7, 2022 to be voted at the Annual Meeting. In addition, you may vote during the Annual Meeting by attending the Annual Meeting virtually at www.virtualshareholdermeeting.com/LIAN2022. You will need the 16-digit control number included with the Notice (as defined below), on your proxy card, or the instructions that accompany your proxy materials to attend the Annual Meeting virtually.

If you are a beneficial owner of ordinary shares registered on the record date in the name of a brokerage firm, bank or other financial institution, you should have received information containing voting instructions from that organization rather than from us. Simply follow the voting instructions to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a legal proxy or broker’s proxy card from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy card.

ADS Holders

If you are a holder of record of our American Depositary Share(s) (“ADS(s)”), each representing one of our ordinary shares, as of the close of business (Eastern Time) on the record date who wishes to exercise your voting rights for the underlying ordinary shares, you must act through Citibank, N.A., the depositary of the ADSs.

If you are a beneficial owner of ADSs registered as of the close of business (Eastern Time) on the record date in the name of a brokerage firm, bank or other financial institution, you should have received information containing voting instructions from that organization rather than from Citibank, N.A. Simply follow the voting instructions to ensure that your vote is counted.
Thank you for your continued support of LianBio.

By Order of the Board of Directors,
Yizhe Wang, Ph.D.
Chief Executive Officer and Director
April 27, 2022
Princeton, New Jersey

LIANBIO
103 Carnegie Center Drive, Suite 309
Princeton, New Jersey 08540
PROXY STATEMENT FOR 2022 ANNUAL MEETING OF SHAREHOLDERS
To Be Held On June 8, 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

This Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, of LianBio (the “Company,” “we,” or “us”), are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please use your 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Notice”).

You may also obtain a printed copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including audited consolidated financial statements, free of charge by following the instructions included on the Notice or by sending a written request to: LianBio, 103 Carnegie Center Drive, Suite 309, Princeton, New Jersey 08540, Attention: Investor Relations. Exhibits to our Annual Report on Form 10-K will be provided upon written request and payment of an appropriate processing fee. Copies of our Annual Report on Form 10-K and this Proxy Statement are also available online through the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov and on our Investor Relations website at https://investors.lianbio.com at the “Financials” tab, under “SEC Filings.”
QUESTIONS AND ANSWERS ABOUT OUR PROXY MATERIALS AND THE ANNUAL MEETING

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you the Notice because our Board of Directors (the “Board”) is soliciting your proxy to vote at the 2022 Annual General Meeting of Shareholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or ask to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. We intend to mail the Notice on or about April 29, 2022 to all shareholders of record entitled to vote at the Annual Meeting.

We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help lower the costs of delivery and reduce the Company’s environmental impact.

Will I receive any other proxy materials by mail?

We may send you a proxy card. Holders of record of our ADSs as of the close of business (Eastern Time) on the record date will receive ADS voting instructions from Citibank, N.A. (“Citibank”), the depositary of the ADSs.

Why am I receiving these materials?

You received these materials because our Board is soliciting your proxy to vote your shares at the Annual Meeting. As a shareholder of record as of the close of business (Eastern Time) on April 12, 2022 (the “record date”), you are invited to attend the Annual Meeting virtually and are entitled to vote on the items of business described in this Proxy Statement. Holders of our ADSs will not be entitled to attend the Annual Meeting and cannot vote their ADSs directly. Holders of our ADSs as of the record date may exercise the voting rights with respect to the underlying ordinary shares in accordance with the provisions of the deposit agreement among the Company, Citibank and the holders and beneficial owners of ADSs (the “Deposit Agreement”).

What does it mean if I receive more than one notice regarding the Internet availability of proxy materials or more than one set of printed proxy materials?

If you hold your shares in more than one account, or if you hold both ordinary shares and shares represented by ADSs, you may receive a separate Notice or a separate set of printed proxy materials, including a separate proxy card or voting instruction form, for each account. To ensure that all your shares are voted, please follow the instructions on each set of materials you receive to vote by Internet or by telephone or by signing, dating and returning a proxy card or voting instruction form for each account.

How do I attend the Annual Meeting?

You may attend the Annual Meeting virtually if you are shareholder of record of our ordinary shares by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/LIAN2022. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shareholders are encouraged to log in to this website and pre-register for the Annual Meeting before the start time of the meeting. Online check-in will begin 15 minutes prior to the start of the meeting, and you should allow ample time for the online check-in procedures. There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page. Holders of ADSs will not be entitled to attend or vote at the Annual Meeting unless they convert their ADSs into ordinary shares before the record date.

Who can vote at the Annual Meeting?

Only shareholders of record of our ordinary shares as of close of business (Eastern Time) on April 12, 2022 are entitled to vote at the Annual Meeting. As of close of business (Eastern Time) on April 12, 2022, we had 107,275,458 outstanding ordinary shares, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Of these shares, approximately 23,073,496 of the 107,275,458 outstanding ordinary shares were held in the name of Citibank, as depositary for the ADSs, each representing one ordinary share of our Company. Each shareholder of record is entitled to one vote for each ordinary share held by such shareholder. Holders of our ADSs cannot vote their ADSs directly. Instead, holders of our ADSs may exercise the voting rights with respect to the underlying ordinary shares in accordance with the provisions of the Deposit Agreement.

How do I submit questions at the Annual Meeting?

Although shareholders will have an opportunity to ask questions during the Annual Meeting, we encourage shareholders who wish to raise questions at the Annual Meeting to submit their questions prior to the meeting. To submit questions in advance of the Annual Meeting, go to www.proxyvote.com before 11:59 p.m. (Eastern Time) on June 7, 2022 and enter the 16-digit control number included on your Notice.

What am I voting on?

There are two matters scheduled for a vote at the Annual Meeting:

1.An ordinary resolution to elect Tassos Gianakakos and Michael Henderson as Class I directors, each to serve until the 2025 annual meeting of our shareholders, and until his respective successor shall have been duly elected and qualified; and
2.An ordinary resolution to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

What if another matter is properly brought before the meeting?

As of the date of this proxy statement, our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How does the Board recommend that I vote?

Our Board unanimously recommends that you vote:

1.FOR the ordinary resolution to elect the nominees to the Board set forth in this Proxy Statement.
2.FOR the ordinary resolution to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

How do I vote?

Shareholders of Record of Ordinary Shares

If you are a shareholder of record of our ordinary shares registered on our Cayman Islands register as of the record date, you may vote at the Annual Meeting, vote by proxy through the Internet or by telephone in advance of the Annual Meeting, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote even if you have already voted by proxy.

•To vote using a proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the prepaid envelope provided. Proxy cards submitted by mail must be received no later than June 7, 2022 to be voted at the Annual Meeting.
•To vote via telephone, call toll-free 1-800-690-6903 and follow the recorded instructions. Your vote must be received by 11:59 p.m. (Eastern Time) on June 7, 2022, to be counted.
•To vote through the Internet, go to www.proxyvote.com to complete an electronic voting instruction form. You will be asked to provide the 16-digit control number included on your Notice. Your Internet vote must be received by 11:59 p.m. (Eastern Time) on June 7, 2022 to be counted.
•To vote during the Annual Meeting, attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/LIAN2022. You will be asked to provide the 16-digit control number included on your Notice.

Beneficial Owners

If you are a beneficial owner of ordinary shares registered on the record date in the name of a brokerage firm, bank or other financial institution, you should have received information containing voting instructions from that organization rather than from us. Simply follow the voting instructions to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a legal proxy or broker’s proxy card from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy card.

Holders of Record of ADSs

Holders of record of our ADSs as of the record date who wish to exercise their voting rights for the underlying ordinary shares must act through Citibank. The Deposit Agreement permits registered holders of ADSs as of the record date to instruct Citibank to exercise the voting rights for the ordinary shares represented by ADSs. Citibank has agreed that it will endeavor, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement, our Fifth Amended and Restated Articles of Association (the “Articles”) and the provisions of the ordinary shares held on deposit at that time, to vote (or cause the custodian to vote) the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions as follows:

•In the event of voting by a show of hands, Citibank will vote (or cause the custodian to vote) all ordinary shares held on deposit at that time in accordance with the voting instructions received from a majority of holders who provide timely voting instructions.
•In the event of voting by poll, Citibank will vote (or cause the custodian to vote) the ordinary shares held on deposit in accordance with the voting instructions received from the holders who provide timely voting instructions.

In the event of voting by poll, holders of record of ADSs in respect of which no timely voting instructions have been received shall be deemed to have instructed Citibank to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by such holders’ ADSs; provided that no such instructions shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which we inform Citibank that we do not wish such proxy to be given; provided, further, that no such discretionary proxy shall be given (x) with respect to any matter as to which we inform Citibank that (i) there exists substantial opposition, or (ii) the rights of holders or the shareholders of the Company may be adversely affected, and (y) in the event that the vote is by a show of hands.

To be considered timely, instructions from the ADS holders must be sent to Citibank so that the instructions are received by no later than 10:00 a.m. (Eastern Time) on May 26, 2022.

Beneficial Owners of ADSs

If you are a beneficial owner of ADSs registered on the record date in the name of a brokerage firm, bank or other financial institution, you should have received information containing voting instructions from that organization rather than from Citibank. Simply follow the voting instructions to ensure that your vote is counted.

Conversion of ADSs

If a holder of ADSs cancels his, her or its ADSs in exchange for ordinary shares on or prior to the record date, such holder of ADSs will not be able to instruct Citibank, as depositary of the ADSs, as to how to vote the ordinary shares represented by the canceled ADSs as described above. Holders of ADSs who wish to cancel their ADSs in exchange for ordinary shares for the purpose of voting the ordinary shares directly will need to make arrangements to deliver their ADSs to Citibank, as depositary of the ADSs, for cancellation with sufficient time to allow for the completion of the delivery, together with (a) delivery instructions for the corresponding ordinary shares (including, if applicable the name and address of person(s) who will be the registered holder of such ordinary shares) and (b) payment of the ADS depositary fees associated with such ADS cancellation ($0.05 per ADS to be cancelled) and any applicable taxes. If ADSs are held in a brokerage firm, bank or other financial institution, please contact the broker, bank or other financial institution to find out what actions need to be taken to instruct the broker, bank or other financial institution to present the ADSs for cancellation. Please be aware that there are no guarantees of timely delivery or re-registration of ordinary shares prior to the record date due to the time differences between Eastern Time and China Standard Time, and the time required to process the ADS cancellations and the delivery of our ordinary shares.

What are “broker non-votes”?

A “broker non-vote” occurs when a brokerage firm, bank or other financial institution holding shares for a beneficial owner of ordinary shares does not vote the shares on a proposal because (i) the brokerage firm, bank or other financial institution does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting or (ii) the brokerage firm, bank or other financial institution had discretionary voting authority but nevertheless refrained from voting on the matter. Brokerage firms, banks and other nominees who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to routine matters. Although the determination of whether a brokerage firm, bank or other financial institution will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that the ordinary resolution to elect the director nominees as set forth in this Proxy Statement (Proposal No. 1) will be considered a non-routine matter and the ordinary resolution to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal No. 2) will be a routine matter. Accordingly, if your shares are held by a brokerage firm, bank or other financial institution on your behalf and you do not instruct the brokerage firm, bank or other financial institution as to how to vote your shares, your brokerage firm, bank or other financial institution will be entitled to exercise discretion to vote your shares only on Proposal No. 2, but your brokerage firm, bank or other financial institution may not exercise discretion to vote on Proposal No. 1. Discretionary proxies with respect to our ordinary shares underlying our ADSs will be processed by Citibank in accordance with the provisions of the Deposit Agreement.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting. Consistent with the laws of the Cayman Islands, abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of the director nominees as set forth in this Proxy Statement (Proposal No. 1), and “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal No. 2). Our shareholders have no rights under the Cayman Islands Companies Act or under our Articles to exercise dissenters’ or appraisal rights with respect to the proposals being voted on.

Can I revoke or change my vote after I submit my proxy?

If you are the record holder of your ordinary shares, you may revoke your proxy in any one of the following ways:

•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy via telephone or through the Internet.
•You may send a timely written notice, which must be received by the close of business (Eastern Time) on the business day immediately prior to the Annual Meeting, that you are revoking your proxy to LianBio, c/o International Corporation Services Ltd., 2nd Floor, Harbour Place, 103 South Church Street, P.O. Box 472, George Town, Grand Cayman KY1-1106, Cayman Islands.
•You may attend the Annual Meeting and vote electronically. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card, telephone proxy or Internet proxy is the one that is counted.

If you hold ADSs, directly or through a broker, bank or other nominee, you must follow the instructions provided by Citibank or such broker, bank or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by Citibank or the broker, bank or other nominee, as applicable, will be used to instruct Citibank how to vote your ADSs.

Will my shares be counted if I do not vote?

If you are the shareholder of record and you do not vote before the Annual Meeting by proxy card, via telephone or via the Internet, or during the Annual Meeting virtually via the Internet, your ordinary shares will not be voted at the Annual Meeting.

What if I return my proxy card but do not provide voting instructions?

Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our Board set forth above.

What is the quorum requirement?

Pursuant to the Articles, the quorum required for a general meeting of shareholders consists of one or more shareholders holding not less than an aggregate of one-third of all voting share capital of the Company in issue who are present in person, virtually or by proxy, and entitled to vote. As of close of business (Eastern Time) on April 12, 2022, there were 107,275,458 shares outstanding and entitled to vote. Thus, the holders of 35,758,486 shares must be present or represented by proxy at the Annual Meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you attend the Annual Meeting in person virtually by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/LIAN2022. Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum. If there is no quorum, the holders of a majority of the shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How many votes are needed to approve each proposal?

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person, virtually or by proxy, at a general meeting. Both Proposals No. 1 and 2 of this Proxy Statement are ordinary resolutions. Abstentions will have no effect on the outcome of the vote on these proposals because abstentions do not count as a vote cast. Broker non-votes will have no effect on the results of this vote.

Who is paying the expenses of solicitation?

Our Board is making this solicitation and we will pay the entire cost of preparing and distributing the proxy materials and soliciting votes. If you choose to access the proxy materials over the Internet, you are responsible for any Internet access charges that you may incur. Our officers, directors and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, emails or otherwise. Proxies may be solicited by telephone, email, facsimile, personal solicitation or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.

When are shareholder proposals due for next year’s annual meeting?

The Cayman Islands Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with a right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles allow our shareholders holding in aggregate not less than one-third of the share capital of the Company and entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our Board may duly convene an extraordinary general meeting and submit the resolutions put forward to a vote at such meeting. As a Cayman Islands exempted company, we are not obligated by Cayman law to call shareholders’ annual general meetings; however, our Articles provide that we will hold an annual general meeting.

Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual general meeting of shareholders by submitting their proposals in writing to us in a timely manner. In order to be considered for inclusion in the proxy statement for the 2023 annual general meeting of shareholders, shareholder proposals (including a director nomination) must be received at our principal executive offices no later than December 28, 2022, and must otherwise comply with the requirements of Rule 14a-8 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). If we do not receive notice of the proposal or nomination at our principal executive offices prior to such date, such proposal or nomination will be considered untimely for purposes of Rules 14a-8. If the date of the annual general meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal or nomination in a press release or in a document filed with the SEC.

Any shareholder proposal for the annual general meeting of shareholders in 2023 which is submitted outside the processes of Rule 14a-8 shall be considered untimely unless received by the Company in writing no later than March 15, 2023. If we do not receive notice of the proposal at our principal executive offices prior to such date, such proposal will be considered untimely for purposes of Rule 14a-4 and 14a-5 of the Exchange Act, and those officers who have been designated as our proxies for the 2023 annual general meeting of shareholders will accordingly be authorized to exercise discretionary voting authority to vote for or against the proposal. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. A copy of all notices of proposals by shareholders should be sent to LianBio, 103 Carnegie Center Drive, Suite 309, Princeton, New Jersey 08540, Attention: Investor Relations.

When will the Company announce the voting results?

Results of the Annual Meeting will be posted on the website of the Company following the conclusion of the Annual Meeting and on the website of the SEC (www.sec.gov) in a Current Report on Form 8-K filed by us within four business days of the conclusion of the Annual Meeting.
Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not emerging growth companies. These provisions include:

•reduced disclosure about our executive compensation arrangements;
•no non-binding shareholder advisory votes on executive compensation; and
•exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or until such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earlier to occur of (1) the last day of the fiscal year (a) ending December 31, 2026, (b) in which we have total annual gross revenues of at least $1.07 billion or (c) in which we are deemed to be a “large accelerated filer,” under the rules of the SEC, which means the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

For so long as we remain an emerging growth company, we are permitted to rely on certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved and an exemption from compliance with the requirements regarding the communication of critical audit matters in the auditor’s report on financial statements.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to “opt out” of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will adopt the new or revised standard on the same timeline as other public companies, and we will not be able to revoke such election. This may make comparison of our financial statements with another emerging growth company that has not opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

We are also a “smaller reporting company” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. If we are still a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

In accordance with our Articles, our Board is divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Tassos Gianakakos and Neil Kumar are the Class I directors whose terms expire at the Annual Meeting. After discussion among the members of the Board, and upon the review and recommendation of the nominating and corporate governance committee, the Board determined not to re-nominate Mr. Kumar for election by shareholders at the Annual Meeting and, accordingly, Mr. Kumar’s term will expire at the Annual Meeting. The decision not to re-nominate Mr. Kumar was not a product of any disagreement with him or other event or circumstance which would have disqualified him from service on the Board. The Company is grateful to Mr. Kumar for his commitment and service to the Company.

Upon the review and recommendation of the nominating and corporate governance committee, the Board has nominated Tassos Gianakakos and Michael Henderson as our Class I director nominees for election to the Board at the Annual Meeting. Mr. Gianakakos has served as a member of our Board since August 2020. Dr. Henderson is not currently a member of our Board, and his Board service would commence upon his election at the Annual Meeting. Mr. Gianakakos and Dr. Henderson were nominated to our Board pursuant to the Director Nomination Agreement, as described under “Certain Relationships and Related Party Transactions—Director Nomination Agreement.” In accordance with the terms of the Director Nomination Agreement, each of Mr. Gianakakos and Dr. Henderson has been nominated for and has agreed to stand for election to our Board to serve as a Class I director of our Company for three years and until their successors are elected and qualified or until their earlier death, resignation or removal. Additional information about each of Mr. Gianakakos and Dr. Henderson, including their backgrounds and qualifications to serve on our Board, is provided under “Corporate Governance – Class I Director Nominees” below.
Required Vote of Shareholders
Our Articles provide that persons standing for election as directors at a duly constituted general meeting of shareholders with a requisite quorum shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person, virtually or by proxy, at a general meeting. Broker non-votes and abstentions with respect to Proposal No. 1 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote.
It is intended that, unless you give contrary instructions, shares represented by proxies will be voted “FOR” the election of the two nominees listed above as director nominees. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by our Board, or our Board may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director and for each continuing director, including his or her period of service as a director, principal occupation and other biographical material, is shown elsewhere in this proxy statement.
OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THESE NOMINEES FOR CLASS I DIRECTOR, AND PROXIES SOLICITED BY OUR BOARD WILL BE VOTED IN FAVOR THEREOF, UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our shareholders to ratify our audit committee’s appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022. KPMG has served as our independent registered public accounting firm since 2020.
Our audit committee annually reviews our independent registered public accounting firm’s independence, including reviewing all relationships between our independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of our independent registered public accounting firm, and our independent registered public accounting firm’s performance. Although ratification is not required by our Articles or otherwise, our Board is submitting the appointment of KPMG to our shareholders for ratification as a matter of good corporate practice. If the appointment is not ratified, our audit committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the appointment is ratified, our audit committee in its discretion may appoint a different registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of our Company and our shareholders.
Before selecting KPMG, our audit committee carefully considered that firm’s qualifications as an independent registered public accounting firm for our Company. This included a review of its performance in prior years, including the firm’s efficiency, integrity and competence in the fields of accounting and auditing. Our audit committee has expressed its satisfaction with KPMG in all of these respects.
KPMG served as independent registered public accounting firm for our Company with respect to the audit of the Company’s consolidated financial statements for 2021 and has been engaged by our audit committee to serve as our independent registered public accounting firm with respect to the audit of our consolidated financial statements for 2022. Representatives of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.
Principal Accountant Fees and Services
The aggregate fees billed for the fiscal years ended December 31, 2021 and 2020 for each of the following categories of services are as follows:

Fee Category	2021	2020
Audit Fees(1)	$1,461,000	$400,000
Audit-Related Fees	—	—
Tax Fees(2)	—	288,000
All Other Fees(3)	161,000	264,000
Total Fees	$1,622,000	$952,000

(1)	“Audit Fees” consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly consolidated financial statements, the preparation of the registration statement for our initial public offering, consultations on accounting matters directly related to the audit, and comfort letters, consents and assistance with and review of documents filed with the SEC.

(2)	“Tax Fees” consist of aggregate fees for tax compliance, tax advice and tax planning services, including transfer pricing services.

(3)
“All Other Fees” consist of aggregate fees billed for products and services provided by our independent registered public accounting firm other than those disclosed above, specifically related to services related to preparation and readiness for our initial public offering and other technical support services.

Pre-Approval by Audit Committee of Principal Accountant Services

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render auditing services, tax services, internal control-related services or permitted non-audit services unless the service is specifically approved in advance by our audit committee (or a subcommittee delegated by the audit committee). Consistent with any applicable SEC rules on auditor independence, the audit committee may establish annual ceilings on the level of fees and costs of generally pre-approved and sufficiently defined services that may be performed without seeking additional approval from the audit committee. The audit committee has pre-approved all services performed since the pre-approval policy was adopted.
Required Vote of Shareholders
Approval of Proposal No. 2 requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person, virtually or by proxy, at the Annual Meeting. Broker non-votes and abstentions with respect to Proposal No. 2 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote. We expect that there will be no broker non-votes on this proposal due to the discretionary authority granted to brokerage firms, banks and other financial institutions.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022, AND PROXIES SOLICITED BY OUR BOARD WILL BE VOTED IN FAVOR THEREOF, UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

CORPORATE GOVERNANCE
BOARD COMPOSITION AND STRUCTURE

Our Board currently consists of seven members. Our Articles provide that unless otherwise determined by the Company in a general meeting, the authorized number of directors shall be not less than one or more than fifteen. Our nominating and corporate governance committee and Board may consider a broad range of factors relating to the qualifications and background of nominees, as further set forth under “Director Nominations.”

Our Articles provide that our Board is divided into three staggered classes of directors. Upon the expiration of the term of a class of directors and re-nomination by the Board, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of shareholders in the year in which their term expires. Subject to any earlier resignation or removal in accordance with the terms of our Articles, our Class I directors who are elected at the Annual Meeting will serve until the 2025 annual meeting of shareholders, our Class II directors will serve until the 2023 annual meeting of shareholders, and our Class III directors will serve until the 2024 annual meeting of shareholders. Any additional directorships resulting from an increase in the number of directors will be apportioned by our Board among the three classes.

Our Articles provide that a director may be removed from office by ordinary resolution or by the Board at any time before the expiration of his or her term. Shareholders holding in aggregate not less than one-third of the share capital and entitled to vote at general meetings may requisition an extraordinary general meeting of our shareholders in accordance with the Articles. Additionally, the Articles provide that any vacancy on the Board, including a vacancy resulting from an enlargement of the Board, may be filled by ordinary resolution or by vote of a simple majority of our directors present and voting at a meeting of the Board, subject to Article 81(a) of the Articles.

In connection with our initial public offering, we entered into a Director Nomination Agreement with Perceptive Advisors (“Perceptive”), our founder and majority shareholder, as further set forth under “Certain Relationships and Related Party Transactions—Director Nomination Agreement.” The current members of our Board nominated pursuant to the Director Nomination Agreement are Neil Kumar, Tassos Gianakakos, Adam Stone, Yizhe Wang, Wei Wei Chen and Konstantin Poukalov. Pursuant to the Director Nomination Agreement and upon the review and recommendation of our nominating and corporate governance committee, Michael Henderson has been nominated for election to the Board at the Annual Meeting.

Below is a list of the names, ages as of April 12, 2022 and classification of the individuals who currently serve as our directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Tassos Gianakakos	49	Director (Class I)
Neil Kumar	43	Director (Class I)
Susan Silbermann	59	Director (Class II)
Adam Stone	42	Director (Class II)
Wei Wei Chen	56	Director (Class II)
Konstantin Poukalov	38	Director (Class III)
Yizhe Wang	52	Director (Class III)

DIRECTOR AND DIRECTOR NOMINEE BIOGRAPHIES
Information concerning our directors and director nominees is set forth below. The biographical description of each director who will be continuing as a director after the Annual Meeting and the director nominees up for election at the Annual Meeting includes the specific experience, qualifications, attributes and skills that led to the Board’s conclusion at the time of filing this Proxy Statement that each person listed below should serve as a director.

CLASS I DIRECTOR NOMINEES

Tassos Gianakakos has served as a member of our Board since August 2020. Mr. Gianakakos served as Chief Executive Officer and President and as a member of the board of directors of MyoKardia from October 2013 through November 2020, when it was acquired by Bristol-Myers Squibb. Mr. Gianakakos previously served as senior vice president and chief business officer at MAP Pharmaceuticals, Inc. from September 2006 to March 2013 when it was acquired by Allergan PLC. Prior to MAP Pharmaceuticals, Mr. Gianakakos led the formation of Codexis, Inc. in 2001. At Codexis, Mr. Gianakakos served as president and senior vice president, business development, and global head of Codexis’s Pharmaceuticals Business Unit. Before forming Codexis, Mr. Gianakakos was director of business development at Maxygen, a directed evolution company, where he led the company’s business development efforts for its vaccine and bio-industrial platforms, as well as financing activities including the company’s initial public offering. Prior to Maxygen, Mr. Gianakakos was a process engineer in Merck & Co., Inc.’s vaccine division. Mr. Gianakakos holds bachelor’s degrees in chemical engineering and economics from the Massachusetts Institute of Technology, a master’s degree in biotechnology from Northwestern University and a master’s degree in business administration from Harvard Business School. We believe Mr. Gianakakos’s extensive management experience in the pharmaceutical industry qualifies him to serve on our Board.

Michael Henderson, M.D., 32, is a nominee for Class I director at the Annual Meeting. Dr. Henderson is not currently a member of our Board. Dr. Henderson has served as the chief business officer of BridgeBio Pharma, Inc. (“BridgeBio”) since January 2020, and previously served as BridgeBio’s senior vice president of Asset Acquisition, Strategy and Operations from December 2017 to December 2019 after serving as the vice president of Asset Acquisition, Strategy and Operations from April 2016 to December 2017. Dr. Henderson additionally serves as the chief executive officer of certain of BridgeBio’s subsidiaries, including QED Therapeutics, Inc. and Origin Biosciences, Inc. (“Origin Biosciences”) since December 2017 and March 2020, respectively. He also previously served as the chief executive officer of Origin Biosciences from December 2017 to December 2019. Since February 2021, Dr. Henderson has served on the board of directors for ARYA Sciences Acquisition Corp IV. Prior to BridgeBio, Dr. Henderson worked as a senior associate at McKinsey & Company from January 2015 to April 2016 and co-founded PellePharm, Inc. in August 2011. Dr. Henderson received a bachelor’s degree in global health with a citation in Spanish from Harvard University in 2011 and earned a medical degree with a scholarly concentration in health services and policy from Stanford University in 2014. We believe Dr. Henderson’s extensive experience in the pharmaceutical and biotech industry qualifies to serve on our Board.
CURRENT DIRECTORS NOT STANDING FOR ELECTION AT THE ANNUAL MEETING

Wei Wei Chen has served as a member of our Board since April 2022. From June 2015 to December 2020, Ms. Chen served as vice president and chief financial officer of Starbucks (China) Company Limited. From July 2012 to May 2015, Ms. Chen served as chief financial officer of Yum! Brands, Inc.’s China Division. From February 2004 to June 2012, Ms. Chen held roles of increasing responsibility at Sanofi Group, including chief financial officer (Asia) from April 2011 through June 2021. Earlier in her career, Ms. Chen worked for Schering-Plough Corporation and Ernst & Young, LLP in a variety of roles. Since June 2021, Ms. Chen has served as a non-executive director and senior business advisor to HBM Holdings Limited, an antibody therapeutics biopharmaceutical company listed on the Hong Kong Stock Exchange. Ms. Chen is a certified public accountant. She received her bachelor’s degree in accountancy from the University of Illinois and her master’s degree in business administration from Rutgers University. We believe Ms. Chen’s extensive financial and strategic experience qualifies her to serve on our Board.

Susan Silbermann has served as a member of our Board since October 2021. Currently retired, Ms. Silbermann worked for Pfizer for over 30 years, most recently serving as the chair of Pfizer’s Global COVID-19 Task Force from January 2020 to March 2021. From December 2018 to December 2020, Ms. Silbermann served as the Global President of Emerging Markets and from June 2012 to December 2018, she served as president and general manager of Pfizer Vaccines. Ms. Silbermann has served as a member of the board of directors of HilleVax, Inc. since March 2021. Ms. Silbermann earned both a master’s degree in business administration and a master’s degree in Administration in French Social and Political Sciences from New York University. She also earned a bachelor’s degree in Biology and French from Tufts University. We believe Ms. Silbermann’s extensive experience in the international biotechnology and pharmaceutical industries qualifies her to serve on our Board.

Adam Stone has served as a member of our Board since October 2019. Since July 2021 and February 2021, respectively, Mr. Stone has served as the Chief Executive Officer of ARYA Sciences Acquisition Corp V and ARYA Sciences Acquisition Corp IV, respectively, and as a member of their board of directors. Mr. Stone previously served as the chief executive officer and a member of the board of directors of ARYA Sciences Acquisitions Corps I, II, and III. Mr. Stone joined Perceptive, a life sciences focused investing firm and affiliate of the Company, in 2006 and has served as Chief Investment Officer since 2012 and is a member of the internal investment committees of Perceptive’s credit opportunities and venture funds. Mr. Stone previously served as a Senior Analyst at Ursus Capital from 2001 to 2006, where he focused on biotechnology and specialty pharmaceuticals. Mr. Stone has also served as a member of the boards of directors of Solid Biosciences since November 2015 and Immatics since July 2020. Mr. Stone earned a bachelor’s degree in molecular biology from Princeton University. We believe Mr. Stone’s extensive experience developing early-stage biotech and healthcare companies qualifies him to serve on our Board.

Konstantin Poukalov has served as the Executive Chairman of our Board since October 2019. Mr. Poukalov has served as a Managing Director at Perceptive, a life sciences-focused investment firm and affiliate of the Company, since March 2019. Since July 2021 and February 2021, respectively, Mr. Poukalov has served as the Chief Business Officer of ARYA Sciences Acquisition Corp V and ARYA Sciences Acquisition Corp IV, respectively. Mr. Poukalov previously served as the chief business officer of ARYA Sciences Acquisitions Corp and ARYA Sciences Acquisition Corps II and III. From July 2012 to October 2018, Mr. Poukalov served in roles of increasing responsibility at Kadmon, most recently serving as Executive Vice President and Chief Financial Officer from July 2014 to October 2018. Prior to joining Kadmon, Mr. Poukalov was a member of the healthcare investment banking group at Jefferies LLC from 2009 to 2012, focusing on companies across the life sciences and biotechnology sectors. Prior to Jefferies LLC, Mr. Poukalov was a member of UBS Investment Bank, focusing on the healthcare industry from 2006 to 2009. Mr. Poukalov has also served as a member of the boards of directors of Lyra Therapeutics since January 2020 and previously served as a member of the board of directors for Landos Biopharma, Inc. from August 2019 until August 2021. Mr. Poukalov earned a bachelor’s degree in electrical engineering from Stony Brook University. We believe Mr. Poukalov’s extensive financial and industry experience qualifies him to serve on our Board.

Yizhe Wang, Ph.D., has served as our Chief Executive Officer and a member of our Board since May 2021. Dr. Wang previously served as Global Brand Development Leader, Lilly Oncology, at Eli Lilly and Company (“Eli Lilly”), from April 2018 to May 2021. From June 2020 to November 2020, Dr. Wang served as Global Platform Lead for anti-COVID Therapy, Lilly Research Lab, where he led a new operating model integrating discovery, development and launch resulting in the EUA of bamlanivimab. From April 2018 to May 2020, Dr. Wang was Senior Vice President, Head of BioMedicines and Oncology Businesses, Lilly China, where he was a member of the Global Oncology and Biomedicines Business Unit lead teams, and China Executive Committee. Prior to Eli Lilly, Dr. Wang was at GlaxoSmithKline plc for 15 years where he held product and commercial strategy roles of increasing responsibility in the United States (2003-2012), United Kingdom (2012-2014) and China (2014-2018), ultimately serving as Head of GlaxoSmithKline plc China Pharmaceuticals’s Respiratory Business Unit. Earlier in his career, he was a researcher at Bristol-Myers Squibb. Dr. Wang received a doctorate in organic chemistry from Yale University. He also earned a master’s degree in business administration from the Wharton School at the University of Pennsylvania and a bachelor’s degree in chemistry from Ramapo College of New Jersey. We believe Dr. Wang’s significant experience within the United States and China life sciences markets qualify him to serve as a member of our Board.
We believe that all of our current Board members and director nominees possess the professional and personal qualifications necessary for Board service and have highlighted particularly noteworthy attributes for each Board member in the individual biographies above.

Board Leadership Structure
Our Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company and its shareholders. The positions of our Chairman of the Board and our Chief Executive Officer are currently served by two separate persons. Mr. Poukalov serves as Executive Chairman of the Board, and Dr. Wang serves as our Chief Executive Officer. Pursuant to the Director Nomination Agreement, Perceptive shall be entitled to nominate the Chairman of the Board so long as Perceptive owns more than 5% of the total number of ordinary shares that it owned as of the completion of our initial public offering.

Our Board believes our current leadership structure, in which the roles of Chief Executive Officer and Chairman of the Board are held by two separate individuals, is currently in the best interests of the Company and its shareholders. The Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its shareholders.
Director Independence
Our Board has determined that, among our current directors and those who served as director during the fiscal year ended December 31, 2021, each of Tassos Gianakakos, Susan Silbermann, Wei Wei Chen and Jesse Wu meet the criteria of an “independent director,” as determined in accordance with the rules of the Nasdaq Stock Market (“Nasdaq”). Mr. Wu passed away in April 2022. In making its independence determination, our Board considered the relationships that each such director has with us and all other facts and circumstances that the Board deemed relevant in determining their independence. As of the date of this Proxy Statement, the composition and functioning of our Board and each of our committees complies with all applicable requirements of Nasdaq and the rules and regulations of the SEC.

Under the rules of Nasdaq, a director will only qualify as “independent” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such person is “independent” as defined by the applicable rules of Nasdaq and the Exchange Act.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries. To the extent applicable, compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq listing rules applicable to members of compensation committees.

We are a “controlled company” within the meaning of Nasdaq corporate governance standards because more than 50% of the voting power of our ordinary shares is held by Perceptive, our founder and majority shareholder. Under Nasdaq rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain Nasdaq corporate governance standards, including:

•the requirement that a majority of the board of directors consist of independent directors;
•the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

We have elected to take advantage of these exemptions. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance rules.

Role of Board in Risk Oversight Process
Our Board has an active role, as a whole and at the committee level, in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding our risks, including liquidity risks and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with the independence of our Board and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions from committee members about such risks. Our Board believes its administration of its risk oversight function has not negatively affected our Board’s leadership structure.
Board Meetings and Attendance
Our Board held eight meetings during the year ended December 31, 2021. Each of our directors attended at least seventy-five percent (75%) of the meetings of our Board and the committees of our Board on which he or she served during the year ended December 31, 2021 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). The directors regularly hold executive sessions at meetings of the Board.
Directors are strongly encouraged to attend the annual general meeting of shareholders, barring significant commitments or special circumstances.
Board Committees
Our Board has standing audit, compensation, and nominating and corporate governance committees, each of which is described more fully below. Each committee operates pursuant to a written charter, and each reviews and assesses the adequacy of its charter periodically and submits its charter to our Board for approval. The charter for each committee is available on our Investor Relations website (https://investors.lianbio.com) under the “Governance—Documents & Charters” tab.
The following table describes which directors serve on each of our Board’s committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Tassos Gianakakos	Chair	X
Neil Kumar			X
Konstantin Poukalov	X	Interim Chair
Susan Silbermann	X		Chair
Wei Wei Chen	X	X

Audit Committee

Our audit committee was established upon the effectiveness of the registration statement on Form S-1 for our initial public offering. Our audit committee consists of Tassos Gianakakos, Susan Silbermann, Wei Wei Chen and Konstantin Poukalov, with Tassos Gianakakos serving as chair of the committee. Our Board has determined that each of Tassos Gianakakos, Wei Wei Chen and Susan Silbermann satisfies the independence requirements under the rules of the Nasdaq Global Market and under Rule 10A-3 of the Exchange Act, and that each member of our audit committee has sufficient knowledge in financial and auditing matters to serve on the audit committee. In addition, our Board has determined that both Tassos Gianakakos and Wei Wei Chen qualify as financial experts as set forth under the applicable rules of the SEC. The Board has determined that Konstantin Poukalov is not independent due his relationship with Perceptive, our controlling shareholder, where he serves as a Managing Director. For additional information, see “Certain Relationships and Related Party Transactions.” We anticipate that, within one year following the effective date of the registration statement for our initial public offering (such date, October 29, 2022), our audit committee will consist exclusively of independent directors.

The audit committee oversees our accounting and financial reporting processes and the audits of our financial statements. The audit committee’s responsibilities include:

•appointing, approving the compensation of, and evaluating the qualifications, performance and independence of our independent registered public accounting firm;
•overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm, and pre-approving all audit and permitted non-audit services to be performed by our independent registered public accounting firm;
•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures, including earnings releases;
•reviewing and discussing with management and our independent registered public accounting firm any material issues regarding accounting principles and financial statement presentations;
•coordinating our Board’s oversight of our internal control over financial reporting, disclosure controls and procedures, code of business conduct and ethics, procedures for complaints and legal and regulatory matters;
•discussing our risk management policies with management;
•establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•meeting periodically in separate executive sessions with management, the internal auditors (or other personnel responsible for the internal audit function) and the independent auditor;
•reviewing and approving any related person transactions;
•reviewing and discussing our guidelines and policies governing risk assessment and risk management;
•overseeing the integrity of our information technology systems, process and data, and assessing with management and the internal auditor the adequacy of security for our information technology systems;
•preparing the audit committee report required by SEC rules;
•reviewing and assessing, at least annually, the adequacy of the audit committee’s charter; and
•performing, at least annually, an evaluation of the performance of the audit committee.

All audit services and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.
During the fiscal year ended December 31, 2021, our audit committee met once. The report of our audit committee is included in this Proxy Statement below under “Audit Committee Report.”
Compensation Committee

Our compensation committee was established upon the effectiveness of the registration statement on Form S-1 for our initial public offering. Our compensation committee consists of Wei Wei Chen, Tassos Gianakakos and Konstantin Poukalov, with Konstantin Poukalov serving as interim chair of the committee. Jesse Wu served as the chair of our compensation committee from its establishment until he passed away in April 2022. As a controlled company, we are not required to have a compensation committee composed entirely of independent directors. However, our Board has determined that each of Wei Wei Chen and Tassos Gianakakos satisfies the independence requirements under Nasdaq. Our compensation committee may delegate any of the responsibilities of the full committee to subcommittees and may delegate certain responsibilities of the full committee to executive officers of the Company and other persons as may be permitted by applicable laws, rules or regulations and in accordance with the listing standards set forth by Nasdaq.
Our compensation committee's responsibilities include:

•assisting our Board in developing and reviewing potential candidates for executive positions;
•reviewing our overall compensation strategy, including base salary, incentive compensation and equity-based grants, to provide for appropriate rewards and incentives for our management and employees;
•reviewing and recommending to our Board for approval corporate goals and objectives relevant to compensation of our chief executive officer and our other executive officers;
•recommending to our Board the compensation of our chief executive officer and our other executive officers;
•reviewing and making recommendations to our Board with respect to director compensation;
•overseeing and administering our equity-based plans, cash incentive plans, deferred compensation plans and management incentive compensation plans and making recommendations to our Board to grant awards under such plans;
•reviewing, considering and selecting, to the extent determined to be advisable, a peer group of appropriate companies for purposing of benchmarking and analysis of compensation for our executive officers and directors;

•reviewing and approving all employment contract and other compensation, severance and change-in- control arrangements for our executive officers;
•recommending to our Board any share ownership guidelines for our executive officers and non-employee directors;
•retaining, appointing or obtaining advice of a compensation consultant, legal counsel or other adviser, and determining the compensation and independence of such consultant or advisor;
•preparing, if required, the compensation committee report on executive compensation for inclusion in our annual proxy statement in accordance with the proxy rules;
•monitoring our compliance with the requirements of Sarbanes-Oxley relating to loans to directors and officers;
•overseeing our compliance with applicable SEC rules regarding shareholder approval of certain executive compensation matters;
•reviewing the risks associated with our compensation policies and practices;
•reviewing and assessing, at least annually, the adequacy of the compensation committee’s charter; and
•performing, on an annual basis, an evaluation of the performance of the compensation committee.
Prior to establishing a compensation committee, our Board made all decisions relating to the compensation of our executive officers. During the fiscal year ended December 31, 2021, our compensation committee met three times.
Compensation Consultant
Our compensation committee has engaged Pay Governance LLC (“Pay Governance”) as its independent compensation consultant. When requested, Pay Governance consultants attend meetings of our compensation committee and our Board, including executive sessions of the Board in which executive compensation-related matters are discussed without the presence of our management. Pay Governance reports to our compensation committee and not to our management, although Pay Governance meets with our management for purposes of gathering information for its analyses and recommendations.
Our compensation committee has reviewed its relationship with Pay Governance, taking into consideration the independence factors that are required to be considered under applicable stock exchange rules, and determined that no relationships existed that would create a conflict of interest or that would compromise Pay Governance’s independence, and that Pay Governance is independent pursuant to the independence standards set forth in the Nasdaq listing standards promulgated pursuant to Section 10C of the Exchange Act.
Nominating and Corporate Governance Committee

Our nominating and corporate governance committee was established upon the effectiveness of the registration statement on Form S-1 for our initial public offering. Our nominating and corporate governance committee consists of Susan Silbermann and Neil Kumar, with Susan Silbermann serving as chair of the committee. As a controlled company, we are not required to have a nominating and corporate governance committee composed entirely of independent directors. However, our Board has determined that Susan Silbermann satisfies the independence standards of the applicable Nasdaq rules. Jesse Wu served as a member of our nominating and corporate governance committee from its establishment until he passed away in April 2022. The Board currently expects that Michael Henderson will be appointed as a member of the nominating and corporate governance committee if he is elected to the Board.
Our nominating and corporate governance committee’s responsibilities include:

•identifying individuals qualified to become members of our Board consistent with criteria approved by the Board and receiving nominations for such qualified individuals;
•subject to the rights of Perceptive under the Director Nomination Agreement, recommending to our Board the persons to be nominated for election as directors and to each committee of the Board;
•reviewing and assessing the policy under which our shareholders may recommend a candidate to the nominating and corporate governance committee for consideration for nomination as a director;
•reviewing and recommending committee slates on an annual basis;
•subject to the rights of Perceptive under the Director Nomination Agreement, recommending to our Board qualified candidates to fill vacancies on our Board;
•developing and recommending to our Board a set of corporate governance principals applicable to us and reviewing the principles on at least an annual basis;
•reviewing and making recommendations to our Board with respect to our Board leadership structure and Board committee structure;

•reviewing, in concert with our Board, our policies with respect to significant issues of corporate public responsibility;
•making recommendations to our Board processes for annual evaluations of the performance of our Board, our chief executive officer and committees of our Board;
•overseeing the process for annual evaluations of our Board, chief executive officer and committees of our Board and certifying that performance of our chief executive officer and other members of executive management is being properly evaluated;
•considering and reporting to our Board any questions of possible conflicts of interest of members of our Board;
•providing new director orientation and continuing education for existing directors on a periodic basis;
•overseeing the maintenance and presentation to our Board of management’s plans for succession to senior management positions;
•reviewing and assessing, at least annually, the adequacy of the nominating and corporate governance committee’s charter; and
•performing, on an annual basis, an evaluation of the performance of the nominating and corporate governance committee.
Our nominating and corporate governance committee did not meet during the fiscal year ended December 31, 2021.

Code of Conduct and Corporate Governance Guidelines

We have adopted a Code of Conduct which applies to all of our directors, executive officers and employees, including our principal executive officer, and our principal financial officer and principal accounting officer, or persons performing similar functions. Our Code of Conduct is publicly available on our website. Our Code of Conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our website. The information contained on, or accessible from, our website is not a part of this Proxy Statement.

In addition, we have adopted a set of Corporate Governance Guidelines covering a variety of matters, including approval of related party transactions. The guidelines reflect certain guiding principles with respect to our Board’s structure, procedures and committees. The guidelines are not intended to change or interpret any applicable law, rule or regulation or our Articles.
Director Nomination Process

In selecting candidates for nomination to our Board, our nominating and corporate governance committee and our Board may consider a broad range of factors relating to the qualifications and background of nominees. Our nominating and corporate governance committee’s and our Board’s priority in selecting board members is the identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape, and professional and personal experiences and expertise relevant to our growth strategy. Although we take diversity seriously, we currently have no formal policy regarding board diversity. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

Subject to the terms of the Director Nomination Agreement, the Board has delegated to the nominating and corporate governance committee the responsibility to identify candidates for nomination to the Board (including candidates to fill vacancies) and to assess their qualifications in light of the principles in our Corporate Governance Guidelines and the nominating and corporate governance committee’s charter. The nominating and corporate governance committee will recommend director candidates for the Board’s consideration and review the candidates’ qualifications with the Board. The Board retains the authority to nominate a candidate for election by the shareholders as a director and to fill vacancies. From time to time, the nominating and corporate governance committee may utilize third-party search firms to identify director candidates.

When evaluating director candidates, the nominating and corporate governance committee will consider, in the same manner as any other candidate the committee would consider, properly nominated candidates recommended by shareholders. To be considered properly nominated, shareholder nominations must, in addition to any requirements set for shareholder proposals in the Company’s last annual proxy statement (including those related to timing of proposals), (i) be received in writing at the Company’s principal executive offices; (ii) to the extent reasonably available to the nominating shareholder, provide information relating to the proposed nominee that would be required to be disclosed in a proxy statement pursuant to Regulation 14A of the Exchange Act, including the name, age, detailed biographical information of current and previous employment or occupations, relationships to the Company, and share ownership of the Company for the proposed nominee; (iii) provide the written consent of the individual being put forward as a proposed nominee to (A) be included in the Company’s next proxy statement as a director candidate and (B) serve as a director, if elected; (iv) provide a statement explaining the qualifications of the proposed nominee in the opinion of the proposing shareholder describing the qualities that qualify the proposed nominee to serve on the Board; and (v) otherwise comply with Rule 14a-8 of the Exchange Act. The committee may also require any proposed nominee to furnish such other information as the committee may reasonably require to determine the eligibility of the proposed nominee to serve on the Board and to determine the proposed nominee’s independence under the Exchange Act and applicable Nasdaq rules.
Communication with Directors

The Board provides to every shareholder the ability to communicate with the Board, as a whole, and with individual directors on the Board. For a shareholder communication directed to the Board as a whole, shareholders may mail such communication to: LianBio, c/o International Corporation Services Ltd., 2nd Floor, Harbour Place, 103 South Church Street, P.O. Box 472, George Town, Grand Cayman KY1-1106, Cayman Islands, Attn.: LianBio Board of Directors.

For a shareholder communication directed to an individual director in his or her capacity as a member of the Board, shareholders may mail such communication to the attention of the individual director to LianBio, c/o International Corporation Services Ltd., 2nd Floor, Harbour Place, 103 South Church Street, P.O. Box 472, George Town, Grand Cayman KY1-1106, Cayman Islands, Attn.: [Name of Individual Director].

Mailing envelopes should contain a clear notation that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication,” as applicable.

Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as junk mail and mass mailings, resumes and other forms of job inquiries, surveys and solicitations or advertisements.

EXECUTIVE OFFICERS
Below is a list of the names, ages as of April 12, 2022 and positions, and a brief account of the business experience of the individuals who serve as our executive officers.

Name	Age	Position
Yizhe Wang, Ph.D.	52	Chief Executive Officer and Director
Yi Larson	42	Chief Financial Officer
Debra Yu, M.D.	57	President and Chief Strategy Officer
Brianne Jahn	36	Chief Business Officer
Pascal Qian	53	China General Manager

Executive Officer Biographies
The biographical information pertaining to Dr. Wang, who is a director and executive officer of our Company, is included under “Director and Director Nominee Biographies,” above.

Yi Larson has served as our Chief Financial Officer since May 2021. Ms. Larson previously served as Executive Vice President and Chief Financial Officer at Turning Point Therapeutics, Inc., a clinical stage precision oncology company, from August 2019 to March 2021. Prior to that, Ms. Larson worked at Goldman Sachs & Co. LLC, where she held various roles since 2008, most recently as a Managing Director of Healthcare Investment Banking. During her tenure at Goldman Sachs & Co. LLC, Ms. Larson advised a variety of biopharmaceutical company boards of directors and management teams on a range of strategic financial matters and executed equity offerings, debt offerings and M&A transactions. She also has served as a member of the board of directors of Olema Pharmaceuticals, Inc., a clinical stage biopharmaceutical company, since April 2021. Ms. Larson graduated from The Wharton School at the University of Pennsylvania with a master’s degree in business administration concentrated in finance. She also earned a master’s degree in electrical engineering and computer science and a bachelor’s degree in electrical engineering, both from the Massachusetts Institute of Technology.

Debra Yu, M.D., has served as our President and Chief Strategy Officer since September 2021, and previously served as our President and Chief Business Officer from October 2019 until September 2021. Dr. Yu previously served as Managing Director and Head of Cross Border Healthcare Investment Banking at China Renaissance Securities (U.S.), a brokerage firm, from August 2016 to September 2019. Prior to that, she was Managing Director of Labrador Advisors, LLC, where she advised numerous cross-border partnerships and licensing transactions from May 2009 to June 2016. Earlier, she was Vice President, Strategy at WuXi Apptec between 2008 and 2009, and helped to architect and co-lead Pfizer’s venture capital team and was a member of Pfizer’s Worldwide Business Development organization between 2005 and 2008. Dr. Yu was a Bay Area venture investor for several years, serving as General Partner of Delphi Ventures from 1995 to 1998 and Managing Director of Bay City Capital from 1998 to 2001. She also held positions at McKinsey & Co. in New York and London between 1992 and 1995. She began her career as an analyst at Morgan Stanley in 1987 to 1988. Dr. Yu has also served as a member of the board of directors of ARYA Sciences Acquisition Corp V since July 2021 and MeiraGTx Holdings plc since April 2022. Dr. Yu received a bachelor’s degree with high honors in molecular biology from Princeton University in 1986 and earned a medical degree from Harvard Medical School in 1992.

Brianne Jahn has served as our Chief Business Officer since September 2021, and previously served as our Head of Operations and Finance, U.S., from February 2020 to September 2021. Before joining LianBio, Ms. Jahn served in roles of increasing responsibility at Kadmon Holdings, Inc. (“Kadmon”), a biopharmaceutical company, from April 2012 to January 2020, ultimately serving as Senior Vice President, Finance and Strategic Operations. While at Kadmon, she oversaw financial operations, including involvement in equity raises, debt restructuring and cash flow management. Ms. Jahn received her bachelor’s degree in business administration from the University of Massachusetts, Amherst, and a master’s degree in business administration from New York University.

Pascal Qian has served as our China General Manager since July 2021. Mr. Qian previously served as the Vice President, Head of Oncology Business Unit, Lilly China, at Eli Lilly and Company from June 2018 to July 2021, where he oversaw the China Oncology BU team and was responsible for the group’s P&L and organizational development. From December 2012 to May 2018, Mr. Qian held various roles of increasing responsibility at Novartis AG, ultimately serving as Executive Director, BU Head of Solid Tumor at Novartis Oncology. Prior to Novartis AG, Mr. Qian served in several key roles at Pfizer Inc., including Business Liaison Head, Global Clinical Development and Medical Affairs, and China Oncology Business Unit Head. Mr. Qian graduated from Shanghai Jiaotong University Medical Institute (Shanghai 2nd Medical University) with a bachelor’s degree in clinical medicine.

EXECUTIVE AND DIRECTOR COMPENSATION
This section provides an overview of the compensation awarded to, earned by, or paid to our current principal executive officer, our next two most highly compensated executive officers and our former principal executive officer for the fiscal year ended December 31, 2021. We refer to these individuals as our named executive officers (our “NEOs”). Our NEOs for 2021 were:

•	Yizhe Wang, Chief Executive Officer (“CEO”);

•	Debra Yu, M.D., President and Chief Strategy Officer;

•	Yi Larson, Chief Financial Officer; and

•	Bing Li, Ph.D., Former Chief Executive Officer.
Summary Compensation Table

The following table sets forth the compensation provided to our NEOs for the fiscal years ended December 31, 2021 and December 31, 2020 (as applicable to each NEO).

				Non-Equity
				Incentive Plan	Option	Share	All Other
	Fiscal			Compensation	Awards	Awards	Compensation	Total
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)	($) (1)	($) (1)	($)	$
Yizhe Wang, Ph.D.
CEO; Director	2021	312,500 (2)	240,000 (3)	460,685	18,090,944 (4)	421,781 (4)	—	19,525,910

Debra Yu, M.D.	2021	500,000	—	634,375	8,350,967 (5)	105,324 (5)	88,542 (6)	9,679,208
President & Chief Strategy Officer	2020	500,000	—	500,000	2,257,759	—	125,000 (7)	3,382,759

Yi Larson
Chief Financial Officer	2021	333,333 (8)	—	214,443	7,027,427 (9)	218,113 (9)	—	7,793,316

Bing Li, Ph.D.	2021	130,108 (10)	—	—	—	—	550,000 (11)	680,108
Former Chief Executive Officer	2020	550,000	—	605,000	4,495,960 (12)	—	92,308 (13)	5,743,268

(1)
Amounts reflect the aggregate grant date fair value of share options and restricted share units (“RSUs”) awarded to our NEOs under the 2019 Equity Incentive Plan (the “2019 Plan”) during fiscal year 2020, and the 2019 Plan and the 2021 Equity Incentive Plan (the “2021 Plan”) during fiscal year 2021, computed in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. See Note 9 to our audited financial statements for the fiscal year ended December 31, 2021, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for information regarding assumptions underlying the valuation of equity awards.

(2)	Dr. Wang commenced employment with the Company on May 17, 2021 with an annual base salary of $500,000. The reported amount reflects his prorated base salary for 2021 of $312,500.
(3)	Dr. Wang received a one-time sign-on bonus totaling $240,000.
(4)
For Dr. Wang, the amount reflects the aggregate grant date fair value of the share option grants made to him on May 17, 2021, the vesting conditions of which are described below under “Agreements with our Named Executive Officers—Dr. Wang” and the performance-based share option and RSU awards made to him on December 31, 2021, the vesting conditions of which are described below under “Outstanding Equity Awards at 2021 Fiscal Year-End.”

(5)
For Dr. Yu, the amount reflects the aggregate grant date fair value of the share option grants made to her on October 31, 2021 and the performance-based share option and RSU awards made to her on December 31, 2021. The vesting conditions of these equity grants are described below under “Outstanding Equity Awards at 2021 Fiscal Year-End.”

(6)	Amount reflects Dr. Yu’s annual cost-of-living allowance for 2021 which was in effect until September 15, 2021, as provided for under her employment agreement with the Company.
(7)	Amount reflects Dr. Yu’s annual cost-of-living allowance, as provided for under her employment agreement with the Company in effect during 2020.
(8)	Ms. Larson commenced employment with the Company on May 1, 2021 with an annual base salary of $500,000. The reported amount reflects her prorated base salary for 2021 of $333,333.
(9)
For Ms. Larson, the amount reflects the aggregate grant date fair value of the share option grants made to her on May 1, 2021, October 31, 2021 and December 1, 2021 and the performance-based share option and RSU awards made to her on December 31, 2021. The vesting conditions of these equity grants are described below under “Outstanding Equity Awards at 2021 Fiscal Year-End.”

(10)	Dr. Li’s employment was terminated on March 26, 2021. The reported amount of $130,108 reflects his prorated salary prior to his termination.
(11)	Dr. Li received severance payments equal to $550,000 under the terms of his severance agreement.
(12)	For Dr. Li, the amount reflects the aggregate grant date fair value of the share option grants made to him on January 1, 2020 ($1,128,880) and December 17, 2020 ($3,367,080).
(13)	Under his employment agreement, Dr. Li was entitled to housing assistance payments while working in China in an amount equal to CNY 50,000 per month. The amount reported above has been converted to USD using the spot rate of 1 U.S. dollar to 6.50 Chinese Yuan as of December 31, 2020.

Narrative Disclosure to Summary Compensation Table
Our Board and compensation committee review compensation at least annually for our executive officers. When making determinations as to executive compensation, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our shareholders, and a long-term commitment to our company. We target a general competitive position, based on independent third-party benchmark analytics, to inform the mix of compensation.

Base Salaries and Annual Incentive Opportunities

The initial base salaries of our NEOs were set forth in their respective employment agreements and are reviewed from time to time and adjusted when our Board or compensation committee determines that an adjustment is appropriate. For our 2021 fiscal year, Dr. Wang, Dr. Yu, and Ms. Larson’s annualized base salaries were $500,000 and Dr. Li’s annual base salary prior to the termination of his employment was $550,000.

Each of our NEOs is eligible to earn an incentive bonus for each of our fiscal years, with such bonus awarded based on individual performance goals, as well as corporate goals related to our product development and advancement of clinical studies established by our CEO and approved by our Board. During our fiscal year ended December 31, 2021, our NEOs were eligible to earn cash incentive bonuses based on a combination of corporate and individual goals. We require that participants continue to be employed through the payment date to receive a bonus. For our 2021 fiscal year, the target bonus rate (as a percentage of base salary) was 100% for Dr. Wang, 100% for Dr. Yu, and 50% for Ms. Larson. Dr. Li was not entitled to an annual incentive bonus for 2021 as a result of the termination of his employment.

Equity Compensation and Benefits

We grant share options and RSUs to our employees, including our NEOs, as the long-term incentive component of our compensation program. Our equity grant program is intended to align the interests of our executive officers with those of our shareholders and to motivate them to make important contributions to our performance. Share options allow our employees to purchase our ordinary shares at a price equal to the fair market value of our ordinary shares on the date of grant. RSUs help us to retain our employees and to align their interests with those of our shareholders.

During our 2021 fiscal year, in addition to the new hire grants that each of Dr. Wang and Ms. Larson received in connection with their commencement of employment, as described in further detail below in “Employment Arrangements with Named Executive Officers,” each of our NEOs received performance-based share options and RSUs as part of the December 2021 annual grants. The vesting conditions of these equity grants are described below under “Outstanding Equity Awards at 2021 Fiscal Year-End.” In 2021, Dr. Yu also received an IPO share option grant to purchase 747,227 ordinary shares in October 2021. Dr. Yu’s IPO grant vests as to 25% of the total number of option shares on the first anniversary of the award and thereafter in equal monthly installments over the following 36 months. For information on the IPO-related equity awards that Ms. Larson received in 2021, please see “Employment Arrangements with Named Executive Officers” below.

Employee Benefits and Perquisites

Our NEOs are eligible to participate in our health and welfare and retirement plans to the same extent as our full-time employees generally. Dr. Li was entitled under his employment agreement to housing assistance payments while working in China in an amount equal to CNY 50,000 per month. He was also entitled to reimbursement for business class air transportation and accommodation expenses with respect to one visit to China per year for each of his immediate family members. In addition, under her employment agreement in effect during 2021, Dr. Yu was entitled to receive an annual cost-of-living adjustment of $125,000, less any required tax withholding through September 15, 2021.

Retirement Benefits

We participate in a 401(k) tax-deferred savings plan through ADP TotalSource, which permits participants, including our NEOs, to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code. We are responsible for administrative costs of the 401(k) plan.

Employment Arrangements with Named Executive Officers

Agreements with our Named Executive Officers

Each of our currently employed NEOs is party to an employment agreement with us that sets forth the terms and conditions of the executive’s employment, including an annual base salary and the general terms and conditions of his or her initial share option grants. In addition, our named executive officers are bound by certain restrictive covenant obligations pursuant to a Compliance Agreement, including covenants relating to nondisclosure and use of confidential information and assignment of inventions, as well as a covenant not to compete or solicit our employees, customers or prospective customers, and suppliers during employment and for a period of two years (one year, in the case of Dr. Yu) immediately following termination of employment for any reason.

Dr. Wang

Effective May 17, 2021, Dr. Wang was appointed as our new Chief Executive Officer. Under the terms of his employment agreement, Dr. Wang’s annual base salary is $500,000, he received a one-time sign-on bonus totaling $240,000 and he received an annual bonus for 2021 equal to 100% of his base salary, calculated on a prorated basis based on his hire date. In subsequent years, Dr. Wang is eligible to receive performance-based annual bonuses with a target equal to 100% of his base salary at the discretion of our Board. In 2021, Dr. Wang received a share option award in respect of 3,877,225 shares of the Company (the “CEO Grant”). Fifty percent (50%) of the options under the CEO Grant are subject solely to the following time-based vesting condition (the “Time-Vesting Options”): twenty-five percent (25%) of the Time-Vesting Options will vest on each of the first four anniversaries of Dr. Wang’s hire date, subject to his continued employment on each such vesting date (such vesting condition, the “Time-Vesting Condition”). The remaining fifty percent (50%) of the options under the CEO Grant are subject to both a time- and performance-based vesting condition (the “Performance Options”). Fifty percent (50%) of the Performance Options will become earned upon the Company achieving an enterprise value of not less than $2.0 billion at any time after Dr. Wang’s hire date and the remaining fifty percent (50%) of the Performance Options will become earned upon the Company achieving an enterprise value of not less than $4.0 billion at any time after Dr. Wang’s hire date. To the extent earned based on the satisfaction of the foregoing performance conditions, the Performance Options will vest in accordance with the Time-Vesting Condition.

Dr. Yu

Dr. Yu entered into an amended and restated employment agreement in September 2021, which reflected her new role as our Chief Strategy Officer, removed the annual cost of living allowance provided for under her prior agreement, and updated certain other terms and conditions of her employment, including providing her with the right to receive Severance Benefits (as defined below) in the event that the Company elects not to renew the term of her contract (a “Contract Non-renewal”).

Ms. Larson

Effective May 1, 2021, Ms. Larson was appointed as our Chief Financial Officer. Under the terms of her employment agreement, as amended, Ms. Larson’s base salary is $500,000 and she received an annual bonus for 2021 equal to 50% of her base salary, calculated on a prorated basis based on her hire date. In addition, Ms. Larson received a share option award in respect of 969,307 shares of the Company, which options will vest as to 25% of the shares subject to the award on each of the first four anniversaries of her hire date, subject to her continued employment on each such vesting date. In connection with, and shortly following the commencement of, our initial public offering, Ms. Larson received two additional share option awards in respect of 229,538 shares and 5,996 shares of the Company, respectively, which options vest as to 25% of the shares subject to the award on each of the first four anniversaries of the grant date, subject to her continued employment on each such vesting date.

Outstanding Equity Awards at 2021 Fiscal Year-End

							Equity
			Equity				Incentive Plan
			Incentive Plan			Equity	Awards:
			Awards:			Incentive Plan	Market or
	Option Awards		Number of			Awards:	payout value
	Number of	Number of	securities			Number of	of unearned
	securities	securities	unexercised			unearned shares,	shares, units or
	underlying	Underlying	underlying	Option		units or other	other rights that
	unexercised	unexercised	unexercised	exercise	Option	rights that	have not
	options	Options	unearned options	price	expiration	have	vested
Name	exercisable(#)	unexercisable(#) (1)	(#) (1)	($/Share)	date	not vested (#)	($)
Yizhe Wang, Ph.D.		1,938,610		6.90	5/17/2031
			969,307 (2)	6.90	5/17/2031
			969,307 (3)	6.90	5/17/2031
			342,356 (4)	6.16	12/31/2031
						68,471 (5)	421,781
Debra Yu, M.D.	1,999,947			1.71	1/01/2030
		747,227 (6)		16.00	10/31/2031
			85,490 (4)	6.16	12/31/2031
						17,098 (5)	105,324
Yi Larson		969,307		6.90	5/01/2031
		229,538		16.00	10/31/2031
		5,996		16.00	12/01/2031
			177,042 (4)	6.16	12/31/2031
						35,408 (5)	218,113
Bing Li, Ph.D.	—	—	—	—	—	— (7)	—

(1)	Unless otherwise noted, all option awards have a maximum term of ten years from the grant date and vest in equal annual installments over four years, beginning on the first anniversary of the grant date, subject to the executive remaining in continuous service with us on each such vesting date.
(2)
Reflects performance-based options that will become earned upon the Company achieving an enterprise value of not less than $2.0 billion at any time after the grant date (but prior to the expiration of the term of the option). To the extent earned based on the satisfaction of the foregoing performance conditions, the share options will vest in accordance with the Time-Vesting Condition.

(3)
Reflects performance-based share options that will become earned upon the Company achieving an enterprise value of not less than $4.0 billion at any time after the grant date (but prior to the expiration of the term of the option). To the extent earned based on the satisfaction of the foregoing performance conditions, the share options will vest in accordance with the Time-Vesting Condition.

(4)
Reflects performance-based share options, 60% of which will vest on the one-year anniversary of the date mavacamten new drug application (“NDA”) acceptance in China is obtained, with the remaining 40% vesting on the six-month anniversary of the date on which the National Medical Products Administration (“NMPA”) grants approval of mavacamten in China, subject to the executive remaining in continuous service with us on each such vesting date.

(5)
Reflects performance-based restricted share units, 60% of which will vest on the one-year anniversary of the date mavacamten NDA acceptance in China is obtained, with the remaining 40% vesting on the six-month anniversary of the date on which the NMPA grants approval of mavacamten in China, subject to the executive remaining in continuous service with us on each such vesting date.

(6)	This option vests over four years, with 25% of the shares underlying the option vesting on October 31, 2022 and 2.08% of the shares underlying the option vesting monthly thereafter beginning on November 30, 2022.
(7)	Dr. Li did not hold any equity awards as of December 31, 2021.

Potential Payments upon Termination or Change in Control

Pursuant to their employment agreements, Dr. Wang, Dr. Yu and Ms. Larson are eligible for the following severance benefits, generally subject to their execution of a release of claims in a form reasonably satisfactory to the Company. In the event of a termination of employment by the Company without “cause” (as defined in the agreement) or by the executive with “good reason” (as defined in the agreement), the executive will be entitled to receive unpaid base salary computed on a pro rata basis to the termination date, reimbursement of unreimbursed expenses in accordance with the Company’s reimbursement policy and any other benefits as required by applicable law (collectively, “Accrued Amounts”); base salary and fringe benefits for the 12-month period following the date the executive’s employment terminates (the “Severance Payment”); and, for Dr. Wang, a maximum aggregate amount equal to fifty percent (50%) of the executive’s annual bonus for the first year of his employment or the target amount of the performance bonus for the year of termination, provided that Dr. Wang has been employed for no less than six (6) consecutive months in the calendar year of a termination; in the event of a termination of employment as a result of the executive’s death or disability, or in the event of a Contract Non-renewal (as defined above), the executives would be entitled to receive the Accrued Amounts and the Severance Payment (collectively, the “Severance Benefits”). The severance benefits that Dr. Li received in connection with his termination of employment are described below.

In addition, if the employment of Dr. Wang, Dr. Yu or Ms. Larson is terminated by the Company without “cause” or by the executive with “good reason,” in each case within 12 months following a change in control (as defined in the agreement), then in addition to the Severance Benefits, each executive is also eligible to receive full acceleration of any then-unvested share options or other equity-based incentives that the executive holds and Dr. Wang is further entitled to receive an additional six (6) months of fringe benefits and a payment equal to three times his annual bonus for the first year of his employment or the target amount of the performance bonus for the year of termination.

In the event of a change in control (as defined in the 2019 Plan and the 2021 Plan, or, collectively, the “Equity Plans”), the share options and other equity-based awards held by our currently employed NEOs in 2021, to the extent outstanding and unvested, may, in the discretion of the administrator of the Equity Plans, be assumed or substituted for, be cancelled in exchange for cash or other property, or be accelerated in full immediately prior to the consummation of such change in control.

Separation of Former CEO

Effective March 26, 2021, Dr. Li’s employment with the Company terminated. As part of his severance agreement, he received 12 months of severance pay in the form of base salary continuation (in the amount of $550,000). In addition, we agreed to extend the exercise period for a portion of the vested options held by Dr. Li as of his termination date (the “extended options”) until the six-month anniversary of such termination date (the “extended exercise date”). The unvested portions of Dr. Li’s 2020 share option grants, the portion of the vested options held by Dr. Li that did not have their exercise periods extended and the portion of the extended options that were not so exercised by the extended exercise date, in each case, were forfeited in connection with (or following, in the case of the extended options) his termination of employment. In April 2022, Dr. Li issued the Promissory Note (as defined below) to LianBio, LLC in connection with a loan, in the aggregate principal amount of $5,783,814, made to Dr. Li to cover the withholding taxes arising from his exercise of vested options. For additional information regarding the Promissory Note, see “Certain Relationships and Related Party Transactions─Promissory Note to Bing Li.” Dr. Li remains subject to the post-employment restrictive covenant obligations set forth in his Compliance Agreement, as described above.

Equity Compensation Plan Information

The following table presents information about our equity compensation plans as of December 31, 2021:

We have two equity compensation plans under which our ordinary shares are authorized for issuance to eligible employees, directors, and consultants: (i) the 2019 Plan and (ii) the 2021 Plan. The following table provides certain information with respect to each of our equity compensation plans in effect as of December 31, 2021:

Number of
Securities
Remaining
Available
for Future
Issuance
	Number of		Under Equity
	Securities	Weighted-	Compensation
	to be Issued	Average	Plans
	Upon	Exercise	(Excluding
	Exercise	Price	Securities
	of	of	Reflected
	Outstanding	Outstanding	in Column
	Options	Options	(a))
Plan Category	(a)(1)	(b)	(c)
Equity compensation plans approved by stockholders	14,676,777	$7.96	10,137,857
Equity compensation plans not approved by stockholders	—	—	—
Total	14,676,777	$7.96	10,137,857

(1)	The securities reported in column (a) include outstanding options and RSUs but the weighted average exercise price in column (b) only takes into account option awards.

Hedging and Pledging Prohibition

As part of our insider trading policy, all employees, including our executive officers, and non-employee directors, as well as designated consultants, are prohibited from engaging in short sales of our securities, establishing margin accounts, pledging our securities as collateral for a loan, buying or selling puts or calls on our securities or otherwise engaging in hedging transactions (such as prepaid variable forwards, equity swaps, collars, and exchange funds) involving our securities.

Compensation Risk Assessment

We believe that, although a portion of the compensation we provide is performance-based, our executive compensation program does not encourage unnecessary or excessive risk taking, as our compensation programs and philosophy are designed to encourage our employees to focus on both short-term and long-term corporate and strategic goals in light of our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Compensation of Directors

The following table sets forth information regarding the compensation that we paid or awarded during the year ended December 31, 2021 to each of our non-employee directors who served on our Board during 2021:

Name	Fees earned or paid in cash ($)	Option awards ($)(2)	Total ($)
Konstantin Poukalov(1)	—	—	—
Adam Stone(1)	—	—	—
Neil Kumar, Ph.D. (3)	—	—	—
Tassos Gianakakos	40,448	—	40,448
Susan Silbermann (4)	10,882	761,574	772,456
Wei Wei Chen	—	—	—
Jesse Wu (4)	12,112	761,574	773,686

(1)	Directors who are affiliated with Perceptive, our founder and controlling shareholder, do not receive annual retainers for their service on our Board.
(2)
Amounts reported reflect the aggregate grant date fair value of share options awarded during 2021 computed in accordance with the provisions of FASB ASC Topic 718, disregarding the effects of estimated forfeitures. See Note 9 to our audited financial statements for the fiscal year ended December 31, 2021, included in our Annual Report on Form 10-K, for information regarding assumptions underlying the valuation of share option awards.

(3)	Beginning in 2021, Mr. Kumar does not receive an annual retainer for his service on our Board.
(4)
Ms. Silbermann and Mr. Wu were appointed as directors of the Company in October 2021 with an annual base fee of $40,000. The reported amount reflects their prorated base fee as well as fees earned with respect to their committee responsibilities for 2021 of $10,882 and $12,112, respectively.

As of December 31, 2021, each of our non-employee directors held outstanding share options with respect to the following number of Ordinary Shares:

Name	Number of Shares Underlying Option Awards
Konstantin Poukalov	146,195
Adam Stone	146,195
Tassos Gianakakos	109,647
Susan Silbermann	72,600
Jesse Wu	72,600

The 146,195 share options issued to Mr. Kumar in 2020 are not reflected in the above table as these options were canceled during 2021. Mr. Wu passed away in April 2022, at which time his unvested share options were forfeited in accordance with the terms of the Non-Statutory Share Option Agreement, dated October 31, 2021, entered into between the Company and Mr. Wu in connection with his appointment as a director. Ms. Chen is not included in the table as she was not appointed as a director until April 2022.

Director Compensation Policy

In connection with our initial public offering, our Board adopted a non-employee director compensation policy which is intended to attract and retain highly qualified non-employee directors to serve the company on a long-term basis. The following summary describes the material terms of the current non-employee director compensation policy.

Under the non-employee director compensation policy, our directors, other than our employee directors, are compensated as follows:

•each non-employee director receives an annual cash fee of $40,000 ($65,000 for our lead independent director, if applicable);
•each non-employee director who is a member of the audit committee receives an additional annual cash fee of $10,000 ($20,000 for the audit committee chair);
•each non-employee director who is a member of our compensation committee receives an additional annual cash fee of $6,000 ($12,000 for our compensation committee chair);
•each non-employee director who is a member of the nominating and corporate governance committee receives an additional annual cash fee of $5,000 ($10,000 for the nominating and corporate governance committee chair);
•each non-employee director who is first elected or appointed to our board of directors will be granted an option to purchase 72,600 ordinary shares; and
•each non-employee director will annually be granted an option to purchase 36,300 ordinary shares.

The share options granted to our non-employee directors have a per share exercise price equal to the closing price of a share on the date of grant (or if no closing price is reported on that date, the closing price on the immediately preceding date on which a closing price was reported) and will expire not later than ten years after the date of grant. The share option granted to a non-employee director upon his or her initial election to our Board will vest in equal monthly installments over a period of three years commencing from the date of grant, subject to such director’s continued service on our Board. The annual share options granted to our non-employee directors will vest as to 100% of the shares underlying the option on the one-year anniversary of the date of grant, subject to the director’s continued service on our board of directors. Upon a change in control (as defined in the 2021 Plan), each initial share option and each annual share option that is then outstanding will vest in full, subject to the director’s continued service on our board of directors through such change in control.

Each director is entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of our Board and any committee on which he or she serves.

AUDIT COMMITTEE REPORT
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act.
The audit committee operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this Proxy Statement under the discussion of “Corporate Governance—Board Committees—Audit Committee.” Under the audit committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In the performance of its oversight function, the audit committee reviewed and discussed with management and KPMG LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2021. The audit committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the audit committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence from the Company.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Members of the LianBio Audit Committee

Tassos Gianakakos, Chair
Susan Silbermann
Konstantin Poukalov

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2020 to which we have been a participant and in which (a) the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and (b) any of our directors, executive officers or holders of more than 5% of our share capital, or any members of their immediate family or any person sharing the household with the foregoing persons, or any affiliated entities, had or will have a direct or indirect material interest. Compensation arrangements for our NEOs and our directors are described in this Proxy Statement under “Executive and Director Compensation.”

Series A Preferred Shares Financing

Pursuant to closings in October 2020 and December 2020, we issued and sold an aggregate of 5,471,231 Series A Preferred Shares at a purchase price of $56.66 per share, for an aggregate amount of approximately $310.0 million (the “Series A Financing”). In March 2021, we issued and sold an additional 52,947 Series A Preferred Shares at a purchase price of $56.66 per share, for an aggregate amount of approximately $3.0 million, to AEG 2021 TRUST, whose trustee and beneficiary is Tassos Gianakakos, a member of our Board. All of our outstanding Series A Preferred Shares converted into 32,304,277 ordinary shares immediately prior to the completion of our initial public offering.

The following table summarizes the Series A Preferred Shares purchased by related persons in connection with the Series A Financing:

Investor	Shares of Series A Preferred Shares	Purchase Price ($)
Entities affiliated with Perceptive(1)	1,058,948	$59,999,993.68
Entities affiliated with RA Capital(2)	1,058,948	$59,999,993.68

(1) Consisted of (i) 635,369 Series A Preferred Shares held by Perceptive Life Sciences Master Fund, Ltd. and (ii) 423,579 Series A Preferred Shares held by C2 Life Sciences LLC. Konstantin Poukalov, the Executive Chairman of our Board, is a Managing Director at Perceptive, and Adam Stone, a member of our Board, is the Chief Investment Officer at Perceptive. Entities affiliated with Perceptive collectively held more than 5% of our Series A Preferred Shares immediately prior to the completion of our initial public offering.

(2) Consisted of (i) 819,460 Series A Preferred Shares held by RA Capital Healthcare Fund, L.P., (ii) 158,842 Series A Preferred Shares held by RA Capital NEXUS Fund II, L.P. and (iii) 80,646 Series A Preferred Shares held by Blackwell Partners LLC – Series A. Entities affiliated with RA Capital collectively held more than 5% of our Series A Preferred Shares immediately prior to the completion of our initial public offering.

Certain Transactions with BridgeBio and its Affiliates

In October 2019, we entered into an exclusivity agreement (the “Exclusivity Agreement”) with BridgeBio Pharma LLC (“BridgeBio”), pursuant to which we issued 584,780 ordinary shares to BridgeBio in exchange for the grant of certain preemptive rights to the Company. In addition, we issued an additional 4,418,012 ordinary shares to BridgeBio for no additional consideration following the closing of the issuance and sale of an aggregate of 5,500,000 Series Seed preferred shares at a purchase price of $10.00 per share, for an aggregate amount of approximately $55.0 million in October 2019. These shares were valued at approximately $8.5 million at the time of the transaction. In connection with these issuances, we entered into an information rights agreement with BridgeBio, pursuant to which we agreed to provide, upon BridgeBio’s reasonable request, certain financial statements within specified time periods at the end of each fiscal year and fiscal quarter, for so long as BridgeBio continued to hold 5% or more of the fully-diluted equity of the Company. We also agreed, upon reasonable request by BridgeBio, to provide BridgeBio a statement with sufficient details as to permit BridgeBio to calculate its percentage equity ownership in the Company, for so long as BridgeBio continues to hold equity in the Company. Neil Kumar, who currently serves as a director on our Board, is the chief executive officer and a director of BridgeBio. In addition, Michael Henderson, a Class I director nominee for election to the Board at the Annual Meeting, is the chief business officer of BridgeBio and the chief executive officer of QED Therapeutics, Inc. (“QED”), an affiliate of BridgeBio. Prior to the completion of our initial public offering, BridgeBio owned more than five percent of our ordinary shares.

In August 2020, pursuant to the Exclusivity Agreement, we entered into a license agreement with Navire Pharma, Inc. (“Navire”), an affiliate of BridgeBio, pursuant to which we obtained an exclusive, sublicensable license under certain patents and know-how of Navire to develop, manufacture, use, sell, import and commercialize Navire’s proprietary SHP2 inhibitor, BBP-398 (formerly known as IACS-15509), in the licensed territory of Mainland China, Hong Kong, Macau, Taiwan, Thailand, Singapore, and South Korea (as subsequently amended, the “Navire Agreement”). Under the terms of the Navire Agreement, we made a nonrefundable upfront payment of $8.0 million, as well as an additional payment of $8.5 million upon the occurrence of a specified milestone event, which occurred on June 29, 2021. We will be required to pay Navire development milestone payments of up to $24.5 million if we achieve specified development milestones, including the $8.5 million milestone payment referenced above, and sales milestone payments of up to $357.6 million if we achieve specified commercialization milestones. In addition, if we successfully develop and commercialize the licensed products, we will pay Navire tiered royalties on net sales ranging from approximately 5-15% on the net sales of the licensed products. For additional information on the Navire Agreement, see “License and collaboration agreements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

In October 2019, pursuant to the Exclusivity Agreement, we entered into a license agreement with QED, pursuant to which we obtained an exclusive, sublicensable license under certain patents and know-how (including patents and know-how that QED licensed from QED’s upstream licensor) to develop, manufacture, use, sell, import, and commercialize QED’s ATP-competitive, FGFR1-3 tyrosine kinase inhibitor, infigratinib, in pharmaceutical products in the licensed territory of Mainland China, Macau, Hong Kong, Taiwan, Thailand, Singapore and South Korea (as subsequently amended, the “QED Agreement”). In September 2020, we entered into an amendment with QED to reduce the licensed territories to include Mainland China, Macau and Hong Kong. In December 2021, we entered into a second amendment with QED to modify our development obligations with respect to certain clinical trials, and changed the development milestone payments we owe to QED and the royalty rates for the tiered royalties on net sales of licensed products we will pay to QED.

Under the terms of the QED Agreement, we made a nonrefundable upfront payment of $10.0 million. We will also be required to pay QED development milestone payments of up to $7.0 million if we achieve specified development milestones, and sales milestone payments of up to $87.5 million if we achieve specified commercialization milestones. In addition, if we successfully develop and commercialize the licensed products, we will pay QED tiered royalties on net sales of licensed products at the greater of (a) percentage rates in the mid- to high-teens on the net sales of the licensed products, or (b) the applicable rate payable under QED’s agreement with its upstream licensor (capped in the mid-teens).

In addition, we granted three warrants (collectively, the “QED Warrants”), valued at $1.0 million, to QED, exercisable for an aggregate of 100,000 ordinary shares of Lian Oncology, our wholly-owned subsidiary, at an exercise price of $0.0001 per share. The QED Warrants subsequently vested and each underlying warrant was exercisable at any time and from time to time at the option of the holder. Pursuant to that certain Amended and Restated Option Agreement dated as of August 10, 2020, by and among the Company, QED, MyoKardia and certain other parties thereto (the “Option Agreement”), QED had an option to convert the QED Warrants into a warrant to purchase a certain number of our ordinary shares. On October 5, 2021, QED exercised their option to convert the QED Warrants. Accordingly, on October 18, 2021, we issued to QED a warrant to purchase 347,569 of our ordinary shares at an exercise price of $0.000017100448 per share and, concurrently with such issuance, the QED Warrants were deemed to be performed and settled in full and were irrevocably terminated. For additional information on the QED Agreement, see “License and collaboration agreements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Certain Transactions with MyoKardia

In August 2020, we, together with our wholly-owned subsidiary LianBio Licensing, LLC, entered into an exclusive license agreement with MyoKardia, Inc. (“MyoKardia”), under which we obtained an exclusive license under certain patents and know-how of MyoKardia to develop, manufacture, use, sell, import and commercialize MyoKardia’s proprietary compound, mavacamten, in the licensed territory of Mainland China, Hong Kong, Macau, Taiwan, Thailand and Singapore, and in the licensed field of any indication in humans, which includes any prophylactic or therapeutic use in humans (as subsequently amended, the “MyoKardia Agreement”). Under the terms of the MyoKardia Agreement, we made a nonrefundable upfront payment of $40.0 million and paid an additional $35.0 million upon a specified financing event, which occurred on October 29, 2020. If we achieve specified development and commercialization milestones, we will be required to pay to MyoKardia development milestone payments of up to $60.0 million and sales milestone payments based on cumulative sales of mavacamten of up to $87.5 million, plus tiered royalties on net sales ranging from the low to upper-teens.

In conjunction with entering into the MyoKardia Agreement, we also granted a warrant (the “MyoKardia Warrant”) to MyoKardia as partial consideration for the grant of certain licenses and rights to us pursuant to the MyoKardia Agreement. The MyoKardia Warrant is exercisable for 170,000 ordinary shares of Lian Cardiovascular, our wholly-owned subsidiary, at any time and from time to time at the option of the holder. In accordance with the terms of the Option Agreement, MyoKardia had an option to (i) convert the 170,000 ordinary shares of Lian Cardiovascular into 2,924,011 of the Company’s ordinary shares or (ii) convert the MyoKardia Warrant into a warrant to purchase 103,805 of the Company’s ordinary shares, with an exercise price of $47.03 per share, in connection with the completion of our initial public offering. MyoKardia elected not to exercise this option and continues to hold the MyoKardia Warrant to purchase ordinary shares in Lian Cardiovascular. The Option Agreement, and MyoKardia’s option to convert the MyoKardia Warrant, irrevocably terminated upon the completion of our initial public offering. For additional information on the MyoKardia Agreement, see “License and collaboration agreements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Pursuant to an equity holders’ agreement, so long as MyoKardia holds securities representing at least 5% or more of the equity securities of LianBio Cardiovascular on an as-converted fully-diluted basis, MyoKardia has the right to designate one director to the board of directors of the Company. Such designated director shall be subject to the prior approval of Perceptive. Tassos Gianakakos was initially nominated to our Board pursuant to the equity holders’ agreement, which nomination was approved by Perceptive. In addition, MyoKardia can also designate one director to the board of directors of Lian Cardiovascular (if a board is formed) so long as it holds securities representing at least 5% or more of the equity of Lian Cardiovascular on an as-converted fully-diluted basis.

Shareholders Agreement

In October 2020, we entered into a second amended and restated shareholders agreement (the “Shareholders Agreement”) with certain of our shareholders relating to rights and obligations with respect to ownership of our share capital, including the designation of certain director nominees, certain corporate governance rights, drag along rights, tag along rights, preemptive rights, information rights, demand and piggyback registration rights and related lockup obligations. All rights under the Shareholders Agreement, other than the registration rights, terminated upon the closing of our initial public offering.

Promissory Note to Bing Li

In April 2022, Bing Li, our former CEO, issued a non-recourse secured promissory note (the “Promissory Note”) to LianBio, LLC, our U.S.-based operating subsidiary. The Promissory Note was issued in connection with a loan, in the aggregate principal amount of $5,783,814 (the “Loan Amount”), made to Dr. Li to cover the withholding taxes arising from his exercise of vested options to purchase a total of 1,309,907 ordinary shares (the “Option Shares”) of the Company. The Loan Amount was paid by us to the Internal Revenue Service and the California Franchise Tax Board in connection with such exercise.

The Promissory Note bears interest at an annual rate of 0.5% from January 1, 2022 through June 15, 2022 and an annual rate of 2.65% thereafter, is secured by a first equitable mortgage over the Option Shares and is due on the earliest of (i) December 15, 2022, (ii) the acceleration of the maturity of the Promissory Note upon an event of default (as defined in the Promissory Note), or (iii) any sale or disposition of the Option Shares or any rights therein without the consent of LianBio, LLC. Further, so long as any obligations under or in connection with the Promissory Note remain outstanding, Dr. Li may not dispose of any Option Shares to any party other than to LianBio, LLC or its designated affiliates (in accordance with the terms of the Promissory Note and the lock-up agreement he entered into with the Company’s underwriters in connection with our initial public offering). We have also entered into an equitable share mortgage agreement and an instrument of transfer with Dr. Li to further secure our interests over the Option Shares as collateral for the Promissory Note.

Director Nomination Agreement

In connection with our initial public offering, we entered into a Director Nomination Agreement with Perceptive that provides Perceptive the right to designate nominees for election to our Board so long as Perceptive beneficially owns 5% or more of the total number of shares that it owned as of the closing of our initial public offering (56,319,960 ordinary shares, referred to herein as the “Original Perceptive Shares”).

The Director Nomination Agreement provides Perceptive the right to designate: (i) a number of directors equal to 66% of the total directors (rounded up to the nearest whole number) for so long as Perceptive beneficially owns 75% or more of the Original Perceptive Shares; (ii) a number of directors equal to 55% of the total directors (rounded up to the nearest whole number) for so long as Perceptive beneficially owns at least 50% and less than 75% of the Original Perceptive Shares; (iii) a number of directors equal to 40% of the total directors (rounded up to the nearest whole number) for so long as Perceptive beneficially owns at least 25% and less than 50% of the Original Perceptive Shares; (iv) a number of directors equal to 25% of the total directors (rounded up to the nearest whole number) for so long as Perceptive beneficially owns at least 10% and less than 25% of the Original Perceptive Shares, and (v) one director for so long as Perceptive beneficially owns at least 5% of the Original Perceptive Shares. In each case, the nominees designated by Perceptive must comply with applicable law and Nasdaq listing rules. In addition, Perceptive shall be entitled to nominate the Chairman of the Board so long as Perceptive owns more than 5% of the Original Perceptive Shares. The Director Nomination Agreement will terminate at such time as Perceptive owns less than 5% of the Original Perceptive Shares.

The current members of our Board nominated pursuant to the Director Nomination Agreement are Neil Kumar, Tassos Gianakakos, Adam Stone, Yizhe Wang, Wei Wei Chen and Konstantin Poukalov. Pursuant to the Director Nomination Agreement and upon the review and recommendation of our nominating and corporate governance committee, Michael Henderson has been nominated for election to the Board at the Annual Meeting.

Director Affiliations

Some of our directors are affiliated with and serve on our Board as representatives of entities which beneficially own or owned 5% or more of our issued shares, as indicated below:

Director	Principal Shareholder
Konstantin Poukalov	Entities affiliated with Perceptive
Adam Stone	Entities affiliated with Perceptive
Neil Kumar	Entities affiliated with BridgeBio

Mr. Poukalov also serves as a director on the board of directors of Lyra Therapeutics, Inc., and previously served as a director on the board of directors of Landos Biopharma, Inc., with which we have entered into license and collaboration agreements.
Director and Officer Indemnification and Insurance

We have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Articles. In addition, we have entered into an indemnification agreement with Perceptive, certain of Perceptive’s affiliates, and Konstantin Poukalov, in his role as Executive Chairman of our Board and as a Managing Director at Perceptive. The indemnification agreement provides that, among other things, Mr. Poukalov, Perceptive and its affiliates party to the agreement will be entitled to indemnification by us for claims related to actions taken on behalf of the Company in their capacities as agents.

We also maintain a general liability insurance policy which covers certain liabilities of our directors and executive officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Related Person Transaction Policy
In connection with our initial public offering, our Board adopted a written related person transaction policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. No related person transaction subject to this policy entered into following the effectiveness of the policy will be executed without the approval or ratification of our Board or a duly authorized committee of our Board. The Board or applicable committee will not approve or ratify a related person transaction unless it determines in good faith that, upon consideration of all relevant information, the related person transaction is in, or is not inconsistent with, the best interests of the Company. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us, as of April 12, 2022, regarding the beneficial ownership of our ordinary shares for (i) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our ordinary shares, (ii) each of our directors, director nominees and NEOs, and (iii) all of our directors, director nominees and executive officers as a group.

The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all ordinary shares beneficially owned by them, subject to any applicable community property laws.

In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, ordinary shares subject to options, warrants, restricted share units, or other rights held by such person that are currently exercisable or have vested or that will become exercisable or will have vested within 60 days of April 12, 2022 are considered outstanding for the purpose of computing percentage ownership of that person, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. On April 12, 2022, there were 107,275,458 ordinary shares outstanding. Unless noted otherwise, the address of all listed shareholders is c/o LianBio, 103 Carnegie Center Drive, Suite 309, Princeton, New Jersey 08540.

Name of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Percentage of Ordinary Shares Beneficially Owned
5% or Greater Shareholders:
Entities affiliated with Perceptive Advisors(1)	56,319,960	52.50%
Entities affiliated with RA Capital(2)	7,655,015	7.14%
Entities affiliated with Venrock Healthcare Capital Partners(3)	5,378,341	5.01%
Named Executive Officers and Directors:
Yizhe Wang (4)	484,652	*
Bing Li, Ph.D.(5)	1,309,907	1.22%
Debra Yu(6)	1,999,947	1.82%
Yi Larson (7)	242,326	*
Konstantin Poukalov(1)(8)	36,548	*
Adam Stone(1)(9)	36,548	*
Neil Kumar(10)	5,350,361	4.97%
Tassos Gianakakos(11)	346,171	*
Susan Silbermann (12)	14,112	*
Michael Henderson	—	—
Wei Wei Chen (13)	4,032	*

All directors, nominees and current executive officers as a group (12 persons)	8,936,805	8.06%

*	Represents beneficial ownership of less than one percent.

(1)
Based solely on a Schedule 13D filed on November 15, 2021, consists of (i) 27,858,895 ordinary shares held by Perceptive Life Sciences Master Fund, Ltd. (“Perceptive Life”), of which 2,490,000 ordinary shares are represented by ADSs, (ii) 21,653,385 ordinary shares held by LEV LB Holdings, LP (“LEV LB”), (iii) 4,330,675 ordinary shares held by Perceptive Xontogeny Venture Fund, LP (“Perceptive Xontogeny”), and (iv) 2,477,005 ordinary shares held by C2 Life Sciences LLC (“C2 Life”). Perceptive Advisors LLC serves as the investment advisor to Perceptive Life and C2 Life. Perceptive Venture Advisors, LP serves as the investment advisor to Perceptive Xontogeny and is an affiliate of Perceptive Advisors, LLC. LEV LB Holdings GP, LLC is the general partner of LEV LB. Joseph Edelman is the managing member of Perceptive Advisors LLC and Perceptive Venture Advisors, LP and the sole member of LEV LB Holdings GP, LLC. Konstantin Poukalov, the Executive Chairman of our Board, is a Managing Director at Perceptive Advisors, and Adam Stone, a member of our Board, is the Chief Investment Officer at Perceptive Advisors. The address of Perceptive Life and Perceptive LS is c/o Perceptive Advisors, LLC, 51 Astor Place, 10th Floor, New York, New York 10003.

(2)
Based solely on a Schedule 13G filed on November 15, 2021, consists of (i) 6,167,412 ordinary shares held by RA Capital Healthcare Fund, L.P. (“RA Healthcare”), of which 1,375,374 ordinary shares are represented by ADSs, (ii) 1,016,002 ordinary shares held by RA Capital Nexus Fund II, L.P. (“Nexus II Fund”), of which 87,126 ordinary shares are represented by ADSs, and (iii) 471,601 ordinary shares held by Blackwell Partners LLC – Series A (“Blackwell”). The general partner of RA Healthcare is RA Healthcare Fund GP, LLC (“RA Healthcare GP”). The general partner of Nexus II Fund is RA Capital Nexus Fund II GP, LLC (“Nexus II Fund GP”). RA Capital Management, L.P. (“RA Capital”) is the investment advisor for RA Healthcare, Nexus II Fund and Blackwell. The general partner of RA Capital is RA Capital Management GP, LLC (“RA Capital GP”). Peter Kolchinsky and Rajeev Shah are the managing members of RA Healthcare GP, Nexus II Fund GP and RA Capital GP and have voting and investment power over the shares held of record by RA Healthcare, Nexus II Fund, and Blackwell. The address of the individuals and entities listed above is 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(3)
Based solely on a Schedule 13G filed on November 10, 2021, consists of (i) 184,231 ordinary shares represented by ADSs held by Venrock Healthcare Capital Partners II, L.P. (“VHCP II LP”), (ii) 74,687 ordinary shares represented by ADSs held by VHCP Co-Investment Holdings II, LLC (“VHCP Co-Investment II”), (iii) 2,175,266 ordinary shares held by Venrock Healthcare Capital Partners III, L.P. (“VHCP III LP”), of which 312,970 shares are represented by ADSs, (iv) 217,485 ordinary shares held by VHCP Co-Investment Holdings III, LLC (“VHCP Co-Investment III”), of which 31,297 shares are represented by ADSs and (v) 2,726,672 ordinary shares held by Venrock Healthcare Capital Partners EG, L.P. (“VHCP EG”), of which 646,815 shares are represented by ADSs. VHCP Management II, LLC (“VHCP Management II”) is the general partner of VHCP II LP and the manager of VHCP Co-Investment II. VHCP Management III, LLC (“VHCP Management III”) is the general partner of VHCP III LP and the manager of VHCP Co-Investment III. VHCP Management EG, LLC (“VHCP Management EG”) is the general partner of VHCP EG. Nimish Shah and Bong Koh are the voting members of VHCP Management II, VHCP Management III and VHCP Management EG. The address of the individuals and entities listed above is 7 Bryant Park, 23rd Floor, New York, NY 10018.

(4)	Represents 484,652 ordinary shares underlying options exercisable within 60 days of April 12, 2022.
(5)	Represents 1,309,907 ordinary shares issued in September 2021 upon the exercise of Dr. Li’s vested options.
(6)	Represents 1,999,947 ordinary shares underlying options that are exercisable as of April 12, 2022.
(7)	Represents 242,326 ordinary shares underlying options exercisable within 60 days of April 12, 2022.
(8)	Represents 36,548 ordinary shares underlying options exercisable within 60 days of April 12, 2022. See Footnote (1).
(9)	Represents 36,548 ordinary shares underlying options exercisable within 60 days of April 12, 2022. See Footnote (1).
(10)	Consists of 5,002,792 ordinary shares held by BridgeBio Pharma LLC, a wholly-owned subsidiary of BridgeBio Pharma, Inc. and a warrant to purchase 347,569 ordinary shares with an exercise price of $0.000017100448 held by QED Therapeutics Inc., a subsidiary of BridgeBio. Dr. Kumar is the President and Chief Executive Officer and a director of BridgeBio Pharma, Inc. Dr. Kumar, Eric Aguiar, Jennifer Cook, Ronald Daniels, Charles Homcy, Andrew Lo, James Momtazee, Ali Satvat, Brenton Saunders, Richard Scheller and Randal Scott, the members of the board of directors of BridgeBio Pharma, Inc., may be deemed to have shared voting and investment power over the ordinary shares beneficially owned by BridgeBio Pharma, Inc. and its subsidiaries. The address of BridgeBio Pharma, Inc. is 421 Kipling St., Palo Alto, California 94301.

(11)
Represents (i) 309,623 ordinary shares held by AEG 2021 Trust, of which Mr. Gianakakos is the sole trustee and current lifetime beneficiary, and (ii) 36,548 ordinary shares held by Mr. Gianakakos. The address of AEG 2021 Trust is 405 El Camino Real, Suite 104, Menlo Park, CA 94025.

(12)	Represents 14,112 ordinary shares underlying options exercisable within 60 days of April 12, 2022.
(13)	Represents 4,032 ordinary shares underlying options exercisable within 60 days of April 12, 2022.

GENERAL MATTERS
Householding of Proxy Materials

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family, unless we have received contrary instructions from one or more of the shareholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices of internet availability of proxy materials, annual reports, proxy statements and information statements.

We will undertake to deliver promptly, upon written or oral request, a separate copy to a shareholder at a shared address to which a single copy of the Notice or proxy materials was delivered. You may make a written or oral request by sending a notification to the attention of Investor Relations at LianBio, 103 Carnegie Center Drive, Suite 309, Princeton, New Jersey 08540, Attention: Investor Relations, providing your name, your shared address, and the address to which we should direct the additional copy of the Notice or proxy materials. Multiple shareholders sharing an address who have received one copy of a mailing and would prefer us to mail each shareholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made through our principal executive offices. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 7, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LIAN2022**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 7, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D82343-P68178 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

LIANBIO

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1 and FOR Proposal 2:

1. Election of the following nominees for Class I Director:

Nominees:	**For**	**Against**	**Abstain**
1a. Tassos Gianakakos	☐	☐	☐
1b. Michael Henderson	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Form 10-K are available at www.proxyvote.com.

D82344-P68178

LIANBIO
Annual Meeting of Ordinary Shareholders
June 8, 2022 at 8:00 A.M. Eastern Time
(8:00 P.M. China Standard Time)
This proxy is solicited by the Board of Directors

The shareholder hereby appoints Yizhe Wang and Yi Larson, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of LIANBIO that the shareholder is entitled to vote at the Annual Meeting of Ordinary Shareholders to be held at 8:00 A.M. Eastern Time / 8:00 P.M. China Standard Time on June 8, 2022, online at www.virtualshareholdermeeting.com/LIAN2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side